Exhibit 10.23

EXECUTION COPY

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

by and among:

TRANS-HIGH CORPORATION

a New York corporation;

HIGHTIMES HOLDING CORP.,

a Delaware corporation;

and

THE STOCKHOLDERS OF TRANS-HIGH CORPORATION

Dated as of February 14, 2017

i

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Certain Definitions
Exhibit B	Form of Purchase Note
Exhibit C	Form of Guaranty Agreement
Exhibit D	Form of Pledge Agreement
Exhibit E	Holdings Amended and Restated Certificate of Incorporation
Exhibit F-1	Senior Lender Loan Agreement
Exhibit F-2	Form of $10,000,000 Maximum Line of Credit Agreement
Exhibit G	Form of Subordination Agreement
Exhibit H	Form of Holdings Stock Option Plan
Exhibit I	Form of Merger Agreement (if applicable)
Exhibit J	Form of Stockholders Agreement
Exhibit K	Form of Intercreditor and Subordination Agreement
Exhibit L	Form of Registration Rights Agreement

ii

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (including all Schedules and Exhibits hereto, the “Agreement”) is made and entered into as of February 14, 2017, by and among: HIGHTIMES HOLDING CORP., a Delaware corporation (“Purchaser” or “Holdings”); TRANS-HIGH CORPORATION, a New York corporation (the “Company”); and the Persons whose names and signatures are listed on the signature page of this Agreement under the heading “Company Stockholders” (each a “Company Stockholder” and collectively, the “Company Stockholders”). The Company and the Company Stockholders are hereinafter sometimes individually referred to as a “Selling Party” and collectively as the “Selling Parties.” The Selling Parties and the Purchaser are hereinafter sometimes collectively referred to as the “Parties.” Certain other capitalized terms used in this Agreement are defined in Exhibit A annexed hereto.

This Agreement supersedes and amends and restates in its entirety a Stock Purchase Agreement among the Parties dated December 27, 2016, as amended (collectively, the “Prior Agreement”)

Recitals

A. The Company Stockholders are the record and beneficial holders of 100% of the issued and outstanding shares of capital stock of the Company, which as of the date of this Agreement consists of eighty-three (83) shares of common stock, with no par value, (the “Company Common Stock”) all of which shares are owned of record and beneficially by the Company Stockholders listed on Schedule 1 annexed hereto and made a part hereof.

B. AEL IRREVOCABLE TRUST., a California trust (“AEL Trust”), is currently a significant stockholder of Holdings, and on the Closing Date, together with such other Persons (together with AEL Trust, the “Investor Stockholders”) will, contemporaneously with the “Stock Purchase” described below, capitalize to Holdings and own of record and beneficially an aggregate of Six Million (6,000,000) shares of the Class A common stock of Holdings, as further described below, representing 100% of the issued and outstanding shares of capital stock of Holdings.

C. Benjamin Zaitz or his Affiliate, BAZ Partners, LP (the “Company Subordinated Lender”), is the holder of a 10% $1,000,000 principal amount convertible note of the Company (the “Company Subordinated Note”); it being contemplated that the entire outstanding principal amount of, and accrued interest on, the Company Subordinated Note owed to the Company Subordinated Lender as of the Closing Date (which amount shall be verified by the Company Subordinated Lender on or before February 27, 2017, the “Outstanding Subordinated Lender Indebtedness”) shall at Closing be paid in full out of the “Closing Cash Payment” (hereinafter defined), and the Company Subordinated Lender shall also receive certain shares of “Holdings Common Stock” (hereinafter defined) as described in more detail in Section 1.2(a) below.

D. Upon the terms and subject to the conditions set forth in this Agreement, Purchaser desires to acquire from the Selling Parties and from the Company Subordinated Lender, and the Selling Parties and the Company Subordinated Lender desire to sell to the Purchaser, 100% of the shares of Company Common Stock that will be issued and outstanding as at the Closing Date (collectively, the “Subject Shares”); such purchase and sale, the “Stock Purchase”.

E. Whereas it is intended that the cash contribution to Holdings by AEL Trust together with the transfer of shares of the Company to Holdings in exchange for shares of Holdings and other consideration set forth herein, shall constitute a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended.

F. The board of directors of the Company, the Company Stockholders and Holdings have each approved this Agreement and all of the transactions contemplated hereby.

Agreement

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I - Description of Transaction

1.1 Purchase and Sale of Subject Shares.

(a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Company Stockholders shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from the Selling Parties, all of the Subject Shares, in consideration for payment of the Purchase Price. The names and addresses of each of the Company Stockholders, the number of Subject Shares owned of record and beneficially by each Company Stockholder, and their respective percentage interests in the “Fully-Diluted Company Stock” (as hereinafter defined) is set forth on Schedule 1.1 annexed hereto and made a part hereof.

(b) At the Closing, the Company Stockholders shall deliver to the Purchaser stock certificates evidencing all, and not less than all, of the Subject Shares, duly endorsed for transfer and with the signatures of the record owners duly notarized.

(c) In the event that, for any reason, or no reason, one or more of the Company Stockholders do not comply with the provisions of Section 1.1(b) above (the “Non-Complying Stockholders”), if Company Stockholders owning as of record not less than two-thirds (2/3) of the Subject Shares shall have duly complied with said Section 1.1(b), in addition to any other remedies against the Non-Complying Stockholders available at law or in equity, the Purchaser may as soon as practicable following the Closing Date:

(i) consummate the purchase of less than 100% of the Subject Shares;

(ii) place in escrow, that percentage of each of the elements of the Purchase Price described below that corresponds to the percentage of the Fully Diluted Company Stock owned by the Non-Complying Stockholders; and

(iii) consummate a merger of a newly formed merger subsidiary of Holdings with and into the Company (the “Merger”), with the Company as the surviving corporation of the Merger, all in accordance with the terms of an agreement and plan of merger in the form of Exhibit I as annexed hereto and made a part hereof (the “Merger Agreement”);

(iv) distribute to the Non-Complying Stockholders their respective pro-rata portion of the Purchase Price, subject to delivery by such Persons to Holdings of stock certificates, duly endorsed for Transfer evidencing all of the shares of Company Common Stock owned of record or beneficially by such Persons or their respective Affiliates; and

(v) All Company Stockholders who do comply with Section 1.1(b) shall receive the same pro-rata portion of each element of the Purchase Price to which they would have been entitled had all Company Stockholders complied with Section 1.1(b).

1.2 Purchase Price and Closing.

(a) Aggregate Purchase Price. In consideration for the purchase of the Subject Shares, the amount payable by the Purchaser to the Company Stockholders, and to the Company Subordinated Lender to retire the Company Subordinated Note, shall be the aggregate sum of Forty Two Million Two Hundred Thousand ($42,200,000) Dollars, payable in the form of the Closing Cash Payment and Purchase Notes (herein defined), plus the shares of voting common stock, $0.0001 par value per share, of Holdings (the “Holdings Common Stock”) referred to in Section 1.2(a)(iii) below (the “Purchase Price”). Such Purchase Price shall be payable as follows:

(i) an amount equal to Twelve Million Two Hundred Thousand ($12,200,000) Dollars (the “Closing Cash Payment”), payable by wire transfer of immediately available U.S. funds as follows: (A) an amount equal to the Outstanding Subordinated Lender Indebtedness to the account designated by the Subordinated Lender in writing on or prior to the Closing Date, and (B) an amount equal to the Closing Cash Payment less the Outstanding Subordinated Lender Indebtedness to the account designated by the Company Stockholders in writing on or prior to the Closing Date (which shall be the escrow account of Cowan, DeBaets, Abrahams & Sheppard, LLP for purposes of funds flow);

(ii) delivery to the Company Stockholders, on a pro rata, pari passu basis, based on their respective ownership interests in the Company as of the Closing, of 8% “Purchase Notes” (as defined below) of Holdings, aggregating Thirty Million ($30,000,000) Dollars in total principal amount and containing the terms and conditions set forth in Section 1.4 below; and

(iii) in addition to the Closing Cash Payment and the Purchase Notes, the Purchaser shall issue to the Company Stockholders and the Company Subordinated Lender an aggregate of Four Million (4,000,000) shares of Holdings Class A Common Stock (“Holdings Purchase Shares”) as follows: (A) 135,000 Holdings Purchase Shares to the Subordinate Lender or its designee (representing One and 35/100th Percent (1.35%) of the Holdings Fully-Diluted Common Stock (defined below)) and (B) the remaining 3,865,000 Holdings Purchase Shares to the Company Stockholders, on a pro rata, pari passu basis, based on their respective ownership interests in the Company as of the Closing; provided, that, such Holdings Purchase Shares, in the aggregate, shall represent at Closing Forty (40.0%) Percent of the issued and outstanding shares of “Holdings Fully-Diluted Common Stock” (as hereinafter defined).

(b) Deliveries at Closing.

(i) At the Closing, the Purchaser shall execute and deliver to the Company Stockholders and to the Company Subordinated Lender:

(1) by wire transfer of immediately available funds the $12,200,000 Closing Cash Payment (a portion of which is being provided to the Company Subordinated Lender evidencing payment in full of the Outstanding Subordinated Lender Indebtedness under the Company Subordinated Note);

(2) $30,000,000 of the Purchase Notes, in the form of Exhibit B annexed hereto and made a part hereof;

(3) original stock certificates representing 4,000,000 shares of Holdings Purchase Shares registered in the names of the Company Stockholders and the Company Subordinated Lender or their designees; and

(4) the Pledge Agreement, in the form of Exhibit D annexed hereto and made a part hereof, duly executed by Holdings and dated as of the Closing;

(5) the amended and restated certificate of incorporation of Holdings, in the form of Exhibit E annexed hereto and made a part hereof, duly executed by Holdings and filed with the Secretary of State of the State of Delaware (the “Holdings Restated Charter”);

(6) the senior secured loan agreement by and among the Senior Lender and Holdings, the Company and the Company Subsidiaries, as borrowers thereunder, as described in more detail in Section 5.1 of this Agreement (the “Senior Loan Agreement”) other Senior Loan Documents (as defined therein) associated therewith; which shall be consistent with the terms set forth in the loan proposal from the Senior Lender to Holdings, dated February 13, 2917, a copy of which is attached hereto as Exhibit F-1 annexed hereto and made a part hereof (the “Senior Lender Loan Proposal”);

(7) the maximum $10,000,000 discretionary line of credit agreement by and among the Line of Credit Lenders and the Trans-High Group in the form of Exhibit F-2 annexed hereto and made a part hereof (the “Line of Credit Agreement”);

(8) the Subordination Agreement referred to in Section 5.2 of this Agreement, in the form of Exhibit G annexed hereto and made a part hereof;

(9) the Holdings Stock Option Plan, in the form of Exhibit H annexed hereto and made a part hereof;

(10) if and to the extent required, a duly executed Merger Agreement in the form of Exhibit I annexed hereto and made a part hereof.

(11) a stockholder agreement, in the form of Exhibit J annexed hereto and made a part hereof, by and among all of the holders Holdings Purchase Shares, excluding the Company Subordinated Lender, duly executed by AEL Trust and Purchaser and dated as of the Closing (the “Stockholder Agreement”);

(12) an intercreditor and debt subordination agreement, by and among Holdings, the Company and its Subsidiaries, the Company Stockholders, and the Senior Lender as contemplated by Section 5.3 of this Agreement, and in the form of Exhibit K annexed hereto and made a part hereof (the “Intercreditor and Subordination Agreement”); it being understood and agreed by the Parties that the final terms of such Intercreditor and Subordination Agreement shall be acceptable in form and content to the Senior Lender;

(13) the Registration Rights Agreement, in the form of Exhibit L annexed hereto and made a part hereof to be executed by both the Company Stockholders and the Company Subordinated Lender; and

(14) an employment agreement, by and between Holdings, the Company and Matthew Stang, in form and content reasonably acceptable to the parties thereto (the “Stang Employment Agreement”).

(ii) At the Closing, each of the Selling Parties and (as applicable, the Subsidiaries of the Company) shall execute and deliver to Purchaser:

(1) written resignations of all directors of the Company, effective as of the Closing;

(2) original stock certificates representing the Subject Shares, duly endorsed in blank for transfer to, or accompanied by duly executed stock transfer powers executed by the Company Stockholders in favor of the Purchaser; and

(3) the Senior Loan Agreement and all other Senior Loan Documents (as defined therein) associated therewith;

(4) the Line of Credit Agreement;

(5) the Subordination Agreement;

(6) the Guaranty Agreement duly executed by the Company, pursuant to which the Company shall guaranty payment of the Purchase Notes, in the form of Exhibit C annexed hereto and made a part hereof;

(7) a general release from the Company Subordinated Lender as well as the Company Subordinated Note and all Company warrants issued to the Company Subordinated Lender in connection therewith, each marked “cancelled”, against payment in full of the Outstanding Subordinated Lender Indebtedness under the Company Subordinated Note and delivery of the Holdings Purchase Shares in accordance with Section 1.2(a) hereof;

(8) the Stockholders Agreement, duly executed by the applicable Selling Parties and dated as of the Closing;

(9) if and to the extent required, a duly executed Merger Agreement;

(10) the Registration Rights Agreements;

(11) the Intercreditor and Subordination Agreement;

(12) (a) in accordance with the executed settlement agreement, a stipulation of dismissal filed in the New York State Supreme Court terminating the pending litigation involving Eleanora Kennedy, individually and as representative of the Michael Kennedy Revocable Trust, and Anna Safir, as plaintiffs, against Trans-High Corporation, Judith Baker, Cathy Baker, Colleen Manley, individually and as Trustee for Egglufstein Trust, Jessica Manley, individually and as Trustee for Approved Trust 1, and Matthew W. Stang, as defendants (the “Kennedy Litigation”); and (b) evidence of payment by the defendants of the amounts due under the settlement agreement; and

(13) the Stang Employment Agreement.

(c) Closing.

(i) Pursuant to Section 5.13 of this Agreement, the Purchaser has paid an aggregate of $825,000 in three (3) non-refundable Contract Deposits (as defined below) for the benefit of the Company and the Company Stockholders and the Parties hereto agree that the consummation of the transactions contemplated by this Agreement (“Closing”) shall take place on or before as 5:00 p.m. (PST) on February 28, 2017 (the “Closing Date”). On or prior to the Closing Date, Holdings shall deliver to the Selling Parties (in accordance with Section 7.3 of this Agreement) the reviewed financial statements of the Company and its subsidiaries that have been prepared by accountants engaged by the Purchaser. The Closing shall take place virtually through electronic transfer, or at such location as the Parties may agree. The Parties agree that the Closing shall be deemed to have occurred as of 12:01 a.m. Eastern Standard Time on the Closing Date.

(ii) Other than as set forth herein, the obligation of Purchaser to consummate the Closing is subject only to Purchaser’s bona fide inability to secure financing sufficient to cover all of the funds required to pay the Closing Cash Payment and the $3,000,000 of working capital pursuant to the Senior Loan (as defined herein); which the Purchaser shall use commercially reasonable efforts to secure. Notwithstanding anything to the contrary, express or implied, contained in this Agreement, the $825,000 of Contract Deposits shall be immediately available funds for the Company, shall not be subject to any escrow agreement or other restriction and may be used for such corporate purposes as the board of directors of the Company shall determine.

(iii) In the event that the Closing does not take place for due to Purchaser’s inability to obtain such financing by the Closing Date, subject to the provisions of Section 5.16 below, the entire amount of the Contract Deposits paid by the Purchaser shall be deemed to be the Breakup Fee set forth in such Section 5.16.

(iv) For all purposes of this Agreement and the Senior Loan Agreement, the entire amount of the Contract Deposits shall be deemed to be part of the $3,000,000 of working capital to be provided to the Company pursuant to the Senior Loan Agreement, and shall not reduce the $12,200,000 of Closing Cash Payment to be made to the Company Stockholders and the Company Subordinated Lender.

(v) Notwithstanding anything to the contrary, express or implied, contained in this Agreement, all of the Contract Deposits shall be immediately available funds for the Company, shall not be subject to any escrow agreement or other restriction and may be used for such corporate purposes as the board of directors of the Company shall determine.

1.3 Effects of the Transaction. Subject to the other terms and provisions of this Agreement, as at the Closing Date and after giving effect to both (i) the payment of the Purchase Price, including the issuance of 4,000,000 Holdings Purchase Shares, and (ii) the transfer of the Subject Shares (the “Transaction”):

(a) Holdings will own not less than One Hundred (100%) Percent of the capital stock of the Company, as calculated on a fully diluted basis;

(b) The Company will be a wholly-owned subsidiary of Holdings; and

(c) The Company Stockholders will be holders of 40% of the issued and outstanding shares of Holdings Fully Diluted Common Stock.

(d) In the event that between the date of this Agreement and the Closing Date, the Company enters into one or more agreements to issue any Company Common Stock or any “Common Stock Equivalents” (hereinafter defined), or any holder of Common Stock Equivalents exercises or converts such securities into Holdings Common Stock, all such Company Common Stock issued (or deemed issued in respect of any Common Stock Equivalents) pursuant to such transactions shall be included in the calculation of Fully-Diluted Company Stock.

1.4 The Purchase Notes.

(a) At the Closing, the Purchaser shall issue and deliver to the Company Stockholders, their respective pro-rata percentage interests in a series of 8% senior secured convertible promissory notes in the aggregate principal amount of Thirty Million ($30,000,000) Dollars (the “Purchase Notes”). Such Purchase Notes shall be in the form of Exhibit B, annexed hereto and made a part hereof, and shall:

(i) amortize on a quarterly basis, commencing six (6) months following the Closing Date, based upon a five year amortization schedule and shall be due and payable on the third anniversary of the Closing Date;

(ii) provide that principal and interest payments shall be made on a quarterly basis, and the unpaid principal balance plus accrued interest shall be due at the end of the three-year term, as a result of which the Purchase Notes shall be payable in nine (9) equal quarterly principal installments aggregating $1,500,000 each, together with accrued interest, and the $16,500,000 aggregate remaining principal balance (plus accrued interest) shall be due and payable at the end of the 12th and final quarter, which shall be three (3) years from the Closing Date;

(iii) provide that if, at any time during the term of the Purchase Notes, an “Issuer” shall consummate an “Approved Public Listing” (as herein defined), the Purchase Notes shall automatically, and without any further action on the part of the Issuer or the holders of the Purchase Notes, convert into shares of non-voting Class B Common Stock of Holdings or non-voting shares of voting common stock of the Issuer (either, the “Conversion Shares”), at a conversion price equal to the closing day market price of the Issuer’s common stock on the first trading day that the automatic conversion of the Purchase Notes is announced formally to the public; which announcement may be included in the final registration statement and prospectus declared effective by the U.S. Securities and Exchange Commission (the “SEC”);

(iv) provide that payments to the Company Stockholders under the Purchase Notes shall be guaranteed by the Company pursuant to the guaranty agreement, in the form annexed hereto as Exhibit C and made a part hereof (the “Guaranty Agreement”);

(v) be subject and subordinated at all times as to payment and performance to the rights of the Senior Lender under the Senior Loan Agreement and the rights of Line of Credit Lender (as defined in Section 5.1 below) under the Line of Credit Agreement, all in accordance with the provisions of the Intercreditor and Subordination Agreement;

(vi) subject at all times to the Intercreditor and Subordination Agreement, provide that payments under the Purchase Notes shall be secured by Holding’s pledge of the Subject Shares issued, assigned or transferred to the Purchaser, in accordance with the terms and conditions of the pledge agreement, in the form of Exhibit D annexed hereto and made a part hereof (the “Pledge Agreement”); and

(vii) subject at all times to the Intercreditor and Subordination Agreement, provide that all rights of Holders to the Subject Shares shall be subject to the provisions of the Subordination Agreement, attached and annexed hereto as Exhibit G and made a part hereof.

1.5 Certain Definitions. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

(a) “Approved Public Listing” shall mean the occurrence of both of the following events:

(i) either (A) the consummation of an initial public offering of the “Issuer” (hereinafter defined) pursuant to an effective S-1 registration statement or a Regulation A+ Offering Circular filed under the Securities Act of 1933, as amended, (the “Securities Act”) and declared effective or qualified by the SEC, or (B) the final approval by the applicable regulatory authority of the offering document required to list the common stock of the Issuer on a “Qualified Stock Exchange” (defined below) as a result of which the common stock of the Issuer shall be listed for trading on such Qualified Stock Exchange; and

(ii) the Issuer shall have a Market Value that shall be equal to or greater than $50,000,000 at the time of such initial listing on such Qualified Stock Exchange.

(b) “Common Stock” shall mean the individual and collective reference to (i) the Class A voting common stock of Holdings, $0.0001 par value per share (the “Class A Common Stock”), (ii) the Class B non-voting common stock of Holdings, $0.0001 par value per share (the “Class B Common Stock”), and (iii) the voting common stock and non-voting common stock of any “Issuer” (defined herein).

(c) “Conversion Event” shall mean an Approved Public Listing.

(d) “Conversion Shares” shall have the meaning as that term is defined in Section 1.4(a)(iii) of this Agreement.

(e) “Common Stock Equivalents” shall mean as applied to either Holdings or the Company, any warrants, options, preferred stock, convertible notes or debentures (including the Purchase Notes) or other securities or rights issued or granted by Holdings or the Company entitling the holder(s) thereof to purchase or receive upon exercise or conversion of such securities or rights, shares of capital stock of Holdings or the Company, as applicable.

(f) “Holdings Fully Diluted Common Stock” shall mean as of the Closing Date, the sum of (i) all shares of Holdings Common Stock issued and outstanding and (ii) all shares of Holdings Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalents of Holdings; in each case; provided, however, that Holdings Fully Diluted Common Stock shall not mean or include any Common Stock or Common Stock Equivalents of Holdings or an Issuer issued or issuable in connection with (A) the acquisition of the assets, capital stock or other equity of any Person by Holdings, other than the Company, (B) the issuance of Common Stock or Common Stock Equivalents in connection with any Conversion Event (including an Approved Public Listing), or (C) the future issuance of Common Stock following the Closing Date under this Agreement to the Senior Lender in connection with any securities issued pursuant to the Senior Lender Loan Documents, or in connection with any other debt or equity financing for Holdings, an Issuer, the Company, or any other direct or indirect Subsidiary of Holdings, such Issuer or the Company following the Closing Date under this Agreement, or (D) the issuance of Common Stock or Common Stock Equivalents issued to any employees of Holdings or the Company or any consultant or other Person or employees thereof (including the Company Stockholders or any Affiliates of the Company Stockholders), whether under the Holdings Stock Option Plan or otherwise, in exchange for rendering services to Holdings or the Company; it being understood that the issuance(s) of any Common Stock or Common Stock Equivalents under clauses (A), (B), (C) or (D) of this Section 1.5(f) shall dilute the equity interests of all holders of Holdings Common Stock on an equitable and pro-rata basis.

(g) “Issuer” shall mean Holdings or any other corporation (including the Company), resulting from a merger with or Sale of Control of Holdings, that is the issuer of the securities in connection with an Approved Public Listing of its Common Stock.

(h) “Line of Credit Lender” shall have the meaning as that term is defined in Section 5.1(c) of this Agreement.

(i) “Market Value” shall mean the product of multiplying the number of outstanding shares of the Issuer’s common stock multiplied by the initial offering price of Issuer’s common stock at the time of the initial listing on a Qualified Stock Exchange.

(j) “Qualified Stock Exchange” shall mean any one of the NASDAQ Stock Market LLC (including the Nasdaq Capital Market), the New York Stock Exchange, or the OTC Markets QX Exchange; provided, however, that in the event the Issuer’s common stock is not permitted to be listed on any one of the foregoing stock exchanges solely by reason of the nature of the Business in which the Company engages, then and in such event, a Qualified Stock Exchange shall also mean and include the OTC Markets QX Exchange or the Toronto Stock Exchange.

(k) “Senior Lender” shall mean ExWorks Capital Fund I, L.P., and its Affiliates and associated investors and/or such other banks, insurance companies, private equity funds, family offices or other Persons who shall provide debt financing to Holdings and the Company.

(l) “Senior Loan” shall mean the $7,500,000 senior secured loan issued by the Senior Lender to Holdings, the Company and the Company Subsidiaries, as borrowers, containing the terms and conditions set forth in the Senior Loan Agreement.

(m) “Senior Loan Documents” shall mean the collective reference to the Senior Loan Agreement, the exhibits and other documents and instruments executed and delivered in connection with the funding of the Senior Loan.

ARTICLE II - Representations and Warranties of The Company Stockholders

Each of the Company Stockholders does hereby severally (and not jointly and severally) represent and warrant to Holdings, as follows; provided that, (A) except for the representations and warranties set forth in this Article II as they relate to each individual Company Stockholder (which are made without qualification), all of the representations and warranties set forth in Section 2.12 below and to the Company are made only to the knowledge of such Company Stockholder, (B) each of the following representations and warranties is qualified by the disclosure schedules of the Company Stockholders (the “Company Stockholder Disclosure Schedules”), which set forth certain disclosures concerning the representations and warranties, and (C) any fact or item disclosed on any Disclosure Schedule with respect to one representation or warranty shall be deemed to be incorporated into, and disclosed with respect to, the Disclosure Schedules for each other representation or warranty, whether or not such Disclosure Schedule is expressly referenced in the Disclosure Schedules for such other representation or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in the Disclosure Schedules of the Selling Parties.

2.1 Good Title. Such Company Stockholder is the record and beneficial owner, and has good title to his, her or its shares of Company Common Stock, all of which are deemed duly authorized, validly issued and fully paid and non-assessable in all respects, with the right and authority to sell and deliver marketable title to such Company Common Stock. Upon delivery of any certificate or certificates duly assigned to the Purchaser by such Company Stockholder, as herein contemplated, the Purchaser will receive good title to all of the shares of Company Common Stock held by such Company Stockholder, free and clear of all Liens except as provided on Company Stockholder Disclosure Schedule 2.1 attached hereto. Any proposed changes in such Company Stockholder’s ownership of Company Common Stock between the date of this Agreement and the Closing Date will be disclosed to and approved in advance by the Purchaser.

2.2 Organization. If an entity, the applicable Company Stockholder is duly organized and validly existing in its jurisdiction of organization.

2.3 Power and Authority. Such Company Stockholder has the legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by such Company Stockholder to enter into this Agreement and to carry out the transactions contemplated herein have been properly taken. This Agreement constitutes a legal, valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with the terms hereof.

2.4 No Conflicts. The execution and delivery of this Agreement by such Company Stockholder and the performance by such Company Stockholder of his, her or its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Body under any Laws; (b) will not violate any Laws applicable to such Company Stockholder; and (c) will not violate or breach any contractual obligation to which such Company Stockholder is a party.

2.5 Litigation. Except as set forth on Company Stockholder Disclosure Schedule 2.5, there is no pending Legal Proceeding against such Company Stockholder, that involves the Company or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the Knowledge of such Company Stockholder, no such proceeding has been threatened and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

2.6 No Finder’s Fee. Except as set forth on Company Stockholder Disclosure Schedule 2.6, such Company Stockholder has no obligation for any finder’s, investment banker’s or broker’s fee in connection with the transactions contemplated herein that are not payable entirely by the Company or such Company Stockholder.

2.7 Purchase Entirely for Own Account. Such Company Stockholder is acquiring the Holdings Purchase Shares proposed to be acquired hereunder for investment for such Company Stockholder’s own account and not with a view to the resale or distribution of any part thereof, and such Company Stockholder has no present intention of selling or otherwise distributing the Holdings Purchase Shares, except in compliance with applicable securities laws.

2.8 Available Information. Such Company Stockholder has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the transactions contemplated hereunder and has had full access to all the information he, she or it consider necessary or appropriate to make an informed decision with respect to the transactions contemplated hereunder.

2.9 Non-Registration. Such Company Stockholder understands that the Holdings Purchase Shares, the Purchase Notes and the Conversion Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Company Stockholder’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Holdings Purchase Shares, the Purchase Notes or the Conversion Shares in accordance with the Holdings Certificate of Incorporation or the Laws of its jurisdiction of incorporation.

2.10 Restricted Securities. Such Company Stockholder understands that the Holdings Purchase Shares, the Purchase Notes and the Conversion Shares are each characterized as “restricted securities” under the Securities Act in as much as this Agreement contemplates that, if acquired by such Company Stockholder pursuant hereto, the Holdings Purchase Shares, the Purchase Notes and the Conversion Shares would be acquired in a transaction not involving a public offering. The issuance of Holdings Purchase Shares, the Purchase Notes and the Conversion Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering. Such Company Stockholder further acknowledges that if the Holdings Purchase Shares, the Purchase Notes and the Conversion Shares are issued to such Company Stockholder in accordance with the provisions of this Agreement, such Holdings Purchase Shares, Purchase Notes and Conversion Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. Such Company Stockholder represents that he, she or it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

2.11 Company Capitalization. As at the date of this Agreement the capitalization of the Company is as set forth on the Company Stockholders Schedule constituting Company Stockholder Disclosure Schedule 2.11 annexed hereto and made a part hereof.

2.12 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of such Company Stockholder in connection with the transactions contemplated herein, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

2.13 Independent Investigation. Such Company Stockholder agrees that in making its decision to enter into this Agreement and the related documents to which it is a party and to consummate the transactions contemplated hereby, he, she or it has relied upon its own investigation the express representations and warranties of the Purchaser set forth herein and therein, and not on any other representations, warranties or information of or relating to the Purchaser or any of its affiliates or representatives. Such Company Stockholder has had the opportunity to review this Agreement and the exhibits hereto (collectively, the “Transaction Documents”) with counsel.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Holdings, as of the date hereof and as at the Closing Date (except as to any representation or warranty which specifically relates to another date), as follows, provided, however, that: (A) each of the following representations and warranties is qualified by the disclosure schedules of the Company (the “Company Disclosure Schedules”), which set forth certain disclosures concerning the representations and warranties; and (B) any fact or item disclosed on any Disclosure Schedule with respect to one representation or warranty shall be deemed to be incorporated into, and disclosed with respect to, the Disclosure Schedules for each other representation or warranty, whether or not such Disclosure Schedule is expressly referenced in the Disclosure Schedule for such other representation or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in the Disclosure Schedules of the Selling Parties. Notwithstanding anything to the contrary, express or implied, contained in this Agreement, as used in this Article III, unless the context clearly indicates otherwise, the term “Company” shall mean and include Trans-High Corporation and its consolidated Subsidiaries listed on Company Disclosure Schedule 3.3 hereto.

3.1 Due Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the power and authority to own, lease and operate its assets, properties and business and to carry on the business activities described in Company Disclosure Schedule 3.1 (the “Business”) as now conducted. Except as set forth in Company Disclosure Schedule 3.1, the Company is qualified to transact business and is in good standing in each jurisdiction in which the nature of its Business or location of its property requires such qualification, except where such failure would not have a Material Adverse Effect on the Company. Holdings has been furnished with a true and complete copy of the Company’s Certificate of Incorporation and By-laws and all amendments to date.

3.2 Authority to Execute and Perform Agreements. The Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and all other agreements, documents and instruments contemplated herein to which it is a party and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the agreements, documents and instruments contemplated herein to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary individuals and corporate actions, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the agreements, documents and instruments contemplated herein or to consummate any of the transactions contemplated therein. This Agreement and the agreements, documents and instruments contemplated herein have all been or will be duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other Parties hereto, are the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, or other similar laws generally affecting the enforcement of creditors’ rights and general equitable principles.

3.3 Company Subsidiaries. The Subsidiaries of the Company are listed on Company Disclosure Schedule 3.3 annexed hereto and made a part hereof.

3.4 Tax Matters.

(a) Except as set forth on Company Disclosure Schedule 3.4, all Tax Returns with respect to the Company that are required to be filed on or before the Closing, have been or will be filed, the information provided on such Tax Returns, to the Company’s Knowledge, is or will be complete and accurate in all material respects, and all Taxes shown to be due from the Company on such Tax Returns have been or will be paid in full.

(b) Except as set forth on Company Disclosure Schedule 3.4, there is no pending or, to the Knowledge of the Company, threatened action, audit, proceeding, or investigation by any taxing authority with respect to the assessment or collection of Taxes of the Company.

3.5 Compliance with Laws; Licenses and Permits.

(a) Except as otherwise provided on Company Disclosure Schedule 3.5, to its Knowledge, the Company has not violated any Laws, which violation has had or is reasonably expected to have a Material Adverse Effect on the Company.

(b) To the Knowledge of the Company, the Company has not made any illegal payment to officers or employees of any governmental or regulatory authority, or engaged in any other reciprocal practices that violate any laws, or made any illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Company. The Company has no Knowledge of facts that (with or without notice or lapse of time, or both) could result in the Company being in violation of any Law which may have a Material Adverse Effect on the Company.

(c) Except as set forth on Company Disclosure Schedule 3.5, the Company has all licenses, concessions, permits, certificates of need, approvals and authorizations (collectively, “Permits”) from all Persons or Governmental Bodies necessary to conduct the Business as currently conducted, other than any such omissions that are not reasonably expected to have a Material Adverse Effect on the Company. Such Permits are sufficient to enable the Company to lawfully conduct its Business as presently conducted and as proposed to be conducted in all respects. To the Company’s Knowledge, no Permit is subject to revocation, forfeiture or renegotiation by virtue of any existing circumstances affecting the Company or by virtue of the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby, other than as would not reasonably be expected to have a Material Adverse Effect on the Company. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened to modify or revoke any Permit, and no Permit is subject to any outstanding order, decree, judgment, stipulation, or, to Company’s Knowledge, investigation that would be likely to materially negatively affect such Permit or the rights of the Company thereunder.

3.6 No Breach. Except as set forth on Company Disclosure Schedule 3.6 or as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company’s execution, delivery and performance of this Agreement and the agreements, documents and instruments contemplated herein and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (a) the Company’s Certificate of Incorporation or By-Laws; (b) any contract to which the Company is a party or by or to which it or any of its assets are bound or subject; or (c) any law or order against, or binding upon or applicable to the Company or its assets.

3.7 Litigation. Except as set forth on Company Disclosure Schedule 3.7 or as would not reasonably be expected to have a Material Adverse Effect on the Company, to the Knowledge of the Company, there are no outstanding orders against or involving the Company applicable to the operations of the Business or the Company. Except as set forth on Company Disclosure Schedule 3.7 or as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company is not now, nor has ever been during the one (1) year prior to the date hereof, a party to or, to the Knowledge of the Company, threatened with any Legal Proceeding applicable to the operations of the Business. Except as set forth on Company Disclosure Schedule 3.7 or as would not reasonably be expected to have a Material Adverse Effect on the Company, there is no dispute with any Person under contract with the Company in connection with the operations of the Business. Except as set forth on Company Disclosure Schedule 3.7 or as would not reasonably be expected to have a Material Adverse Effect on the Company, to the Knowledge of the Company, there is no fact, event or circumstance currently existing that in the reasonable judgment of the Company is likely to give rise to any Legal Proceeding that would be required to be set forth on Company Disclosure Schedule 3.7 if currently pending or threatened in writing. Except as set forth on Company Disclosure Schedule 3.7 or as would not reasonably be expected to have a Material Adverse Effect on the Company, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened that would give rise to any right of indemnification on the part of any past or present manager or officer of the Company or the heirs, executors or administrators of such manager or officer against the Company or any successor to the Business.

3.8 Intellectual Property.

(a) The Company has furnished to Holdings on Company Disclosure Schedule 3.8 a complete and accurate list of all material “Intellectual Property” (as that term is defined on Exhibit A to this Agreement), which is owned, licensed, leased or otherwise used by the Company in connection with the Business.

(b) As set forth on Company Disclosure Schedule 3.8, the Company has furnished to Holdings a complete and accurate list of all Material Agreements to which the Company is a party or otherwise bound (i) granting or obtaining any right to use or practice any rights under any Intellectual Property outside the Ordinary Course of Business or (ii) restricting the rights of the Company to use any Intellectual Property outside the Ordinary Course of Business, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the “License Agreements”). The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and, to the Knowledge of the Company, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under any such License Agreement other than as would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not licensed or sublicensed its rights in any Intellectual Property outside the Ordinary Course of Business other than pursuant to the License Agreements.

(c) Except as set forth on Company Disclosure Schedule 3.8 or as would not reasonably be expected to have a Material Adverse Effect on the Company:

(i) The Company or its Affiliates own, or have a valid right or license to use, free and clear of all encumbrances, all of the Intellectual Property. To the Knowledge of the Company, the Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration relating to Intellectual Property owned by the Company that has been filed or issued with respect to such Intellectual Property.

(ii) The Intellectual Property owned or licensed by the Company, and any Intellectual Property used by the Company, is subsisting, in full force and effect, has not been cancelled, expired, or abandoned, and is valid and enforceable.

(iii) Except for cease and desist and similar letters and notices sent or received by the Company in the Ordinary Course of Business, there is no pending or, to the Knowledge of the Company threatened, claim or Legal Proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (A) involving the Intellectual Property owned by the Company, or, to the Knowledge of the Company, the Intellectual Property licensed to the Company, (B) alleging that the activities or the conduct of the Business do, or will, infringe upon, violate or constitute the unauthorized use of the Intellectual Property rights of any third party or (C) challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property owned by the Company.

(iv) Except for cease and desist and similar letters and notices sent or received by the Company in the Ordinary Course of Business, to the Company’s Knowledge, the conduct of the Business does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any Intellectual Property rights owned or controlled by any third party. Except for cease and desist and similar letters and notices sent or received by the Company in the Ordinary Course of Business, to the Knowledge of the Company, no third party is misappropriating, infringing, or violating any Intellectual Property owned or used by the Company, and no such claims or other Legal Proceedings which have been brought against any third party by the Company remain unresolved.

(v) The Company has used reasonable commercial efforts to protect the confidentiality of its trade secrets. To the Knowledge of the Company, no party to any non-disclosure agreement relating to its trade secrets is in breach or default thereof.

(vi) The consummation of this Agreement and the transactions contemplated hereby will not result in the loss or impairment of the Company’s right to own or use any of the Intellectual Property, nor will it require the Consent of any Governmental Body or third party in respect of any such Intellectual Property.

3.9 Indebtedness. Company Disclosure Schedule 3.9 sets forth a list of all material Indebtedness owed by the Company (not including trade credit and amounts incurred in the Ordinary Course of Business that are not overdue) as at the date hereof and updated through the Closing Date. Such Company Disclosure Schedule 3.9 shall include the name(s) of each creditor, the amount of Indebtedness owed and the maturity date of such Indebtedness. Except as set forth on Company Disclosure Schedule 3.9, no event of default by the Company or event, which with the giving of notice, the passage of time or both, would constitute an event of default by the Company in respect of such Indebtedness, has occurred and is continuing.

3.10 Operation of the Business. Except as set forth on Company Disclosure Schedule 3.10, or in connection with this Agreement, the Company has not since September 30, 2016:

(a) except for content, equipment or inventory acquired in the Ordinary Course of Business, made any material acquisition of all or any part of the assets, properties, capital stock or business of any other Persons or made any commitments to do any of the foregoing;

(b) except in the Ordinary Course of Business, made any material sale, assignment, transfer or exclusive license of any of its products or Intellectual Property;

(c) except in the Ordinary Course of Business, entered into or agreed to enter into any Material Agreement, or materially amended, or agreed to materially amend any Material Agreement, in each case to which it is a party or to which it or its assets or properties related to the Business are bound or subject;

(d) agreed to make any payment or commitment to pay severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, which payment has not yet been made;

(e) terminated or agreed to terminate, or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Material Agreement that is or was material to its assets, properties, business, operations or condition (financial or otherwise) relating to the Business;

(f) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the assets, properties, business, operations, condition (financial or otherwise) or prospects of the Business;

(g) established or increased any bonus, commission, insurance, retention, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, performance awards or restricted stock awards) or other employee benefit plan or arrangement;

(h) entered into any employment or severance agreement with any current or former employee providing services with respect to the Business;

(i) failed to make any material payment to any creditor of the Business as they have become due and payable unless such payment was subsequently made; or

(j) authorized, committed or agreed to take, any of the foregoing actions.

3.11 Financial Statements, Business Plan and Projections.

(a) The Company has supplied Holdings with (i) the unaudited financial statements of the Company consisting of its balance sheet and income statement as of December 31, 2015 and December 31, 2014 and for the two fiscal years then ended (the “Annual Financial Statements”), and (ii) the unaudited interim financial statements consisting of its balance sheet and income statement as of September 30, 2016 and for the nine months then ended (the “Interim Financial Statements”).

(b) The Annual Financial Statements and the Interim Financial Statements reflect all material assets and liabilities of the Company and have been prepared in conformance with prior practice.

(c) The Company has no reason to believe that the Annual Financial Statements for the two (2) years ended December 31, 2015, and the annual financial statements of the Company for the fiscal year ending December 31, 2016 cannot be audited by an accounting firm qualified under the Public Company Accounting Oversight Board.

3.12 Company Warrants and Company Options.

(a) Except as set forth on Company Disclosure Schedule 3.12, unless otherwise approved by the Purchaser, there are not and will not be at the Closing any Subject Shares that are subject to purchase options or warrants or subject to any repurchase or redemption right or right of first refusal in favor of the Company, or any other Person.

(b) Except as set forth on Company Disclosure Schedule 3.12, (i) the Company is not a party to or bound by any, and to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company, and (ii) there are no agreements to which the Company is a party or by which it is bound with respect to the registration under the Securities Act of any securities of the Company.

3.13 Orders. There is no order, writ, injunction, judgment or decree to which the Company or any of the assets owned or used by the Company, is subject that would materially impact the Business of the Company. To the Knowledge of the Company, no officer of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice that would materially impact the Business of the Company.

3.14 Absence of Certain Changes. Except as set forth on Company Disclosure Schedule 3.14, since January 1, 2016, the Company has conducted the Business only in the ordinary course of such Business consistent with past practices, and there has not occurred (i) any Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company or any repurchase, redemption or any other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company; (iii) any change in accounting principles, practices or methods used by the Company or any of its Subsidiaries; (iv) any revaluation on the Annual Financial Statements or Interim Financial Statements; or (v) any transaction or commitment made by the Company to buy or sell any assets or any shares of capital stock, or to otherwise acquire or sell any business in whole or in part (whether by merger, through a recapitalization or otherwise), outside the ordinary course of Business, that does or would have a Material Adverse Effect.

3.15 Affiliated Obligations. Except as set forth on Company Disclosure Schedule 3.15, there is no Indebtedness or other obligation owed by the Company to any member, Company Stockholder, officer, director, manager, employee, consultant or other associated person outside the ordinary course of Business that has a Material Adverse Effect on the Company.

3.16 Certain Payments. Neither the Company, nor, to the Knowledge of the Company, any manager, officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has since September 30, 2016, directly or indirectly:

(a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b) made any false or fictitious entry, or intentionally failed to make any material entry that should have been made, in any of the books of account or other records of the Company;

(c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d) performed any material favor or given any material gift which was not deductible for federal income tax purposes, unless such favor or gift is reflected as an expense in the financial statements of the Company to the extent required;

(e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business or (ii) any other special concession (but not including business gifts of non-material nature or business entertainment); or

(f) agreed, committed, offered or attempted to take any of the actions described in clauses (a) through (e) above.

3.17 Assets. The Company has furnished to Holdings a complete and accurate list of all Material Assets, which are owned, licensed, leased or otherwise used by the Company in connection with the Business as set forth on Company Disclosure Schedule 3.17.

3.18 Accrued Expenses and Accounts Payable. The Company has furnished to Holdings a list of names and amounts owed by the Company to each such account creditor as of September 30, 2016 to be set forth on Company Disclosure Schedule 3.18. Except as otherwise disclosed on such list, none of such accounts payable and accrued expenses are overdue and require immediate payment and/or compromise.

3.19 Environmental Matters.

(i) There are, to Company’s Knowledge, with respect to Company or any of its Subsidiaries or any predecessor of Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign Laws and neither Company nor any of its Subsidiaries have received any notice with respect to any of the foregoing, nor is any action pending or, to Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Other than those that are or were stored, used or disposed of in compliance with applicable Law, to Company’s Knowledge, no Hazardous Materials are contained on or about any real property currently owned, leased or used by Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by Company or any of its Subsidiaries during the period the property was owned, leased or used by Company or any of its Subsidiaries, except in the normal course of Company’s or any of its Subsidiaries’ business.

(iii) To Company’s Knowledge, there are no underground storage tanks on or under any real property owned, leased or used by Company or any of its Subsidiaries that are not in compliance with applicable law.

3.20 Title to Property. Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the Business of Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Company Disclosure Schedule 3.20 or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

3.21 Internal Accounting Controls. Company maintains a system of internal accounting controls sufficient, in the judgment of Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with consistently applied accounting methods and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.22 Full Disclosure. This Agreement and the Disclosure Schedules do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein and therein made, in the context in which made, neither false nor misleading.

3.23 No Broker. Except as set forth on Company Disclosure Schedule 3.23, no broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

3.24 Independent Investigation. The Company agrees that in making its decision to enter into this Agreement and the related documents to which it is a party and to consummate the transactions contemplated hereby, and has relied upon its own investigation the express representations and warranties of the Purchaser set forth herein and therein, and not on any other representations, warranties or information of or relating to the Purchaser or any of its affiliates or representatives.

ARTICLE IV - Representations and Warranties of Purchaser

Purchaser hereby represents and warrants, to and for the benefit of the Selling Parties, as follows:

4.1 Due Organization; Good Standing; Capitalization and Ownership.

(a) Organization. Purchaser is a newly formed corporation incorporated solely for the purposes of entering into the transactions contemplated under this Agreement, and Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business in the manner in which its business is currently being conducted, and as is foreseen to be conducted in the future, and to own and use its properties and assets in the manner in which its assets are currently owned and used, and to consummate the transactions contemplated hereby, including the operation of its business after the Closing.

(b) Qualification. Purchaser is qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the nature of its business and of its assets and properties makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Purchaser’s ability to consummate the Stock Purchase or any of the other transactions contemplated by this Agreement or to operate its business after the Closing.

(c) Capitalization. As at the date of this Agreement and as at the Closing Date, pursuant to the Holdings Certificate of Incorporation in the form of Exhibit E annexed hereto, the Purchaser shall be authorized to issue an aggregate of 55,000,000 shares of its capital stock, $0.0001 par value per share, of which (i) 50,000,000 shares shall be designated as Holdings Common Stock, with collective reference to 40,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, and (ii) 5,000,000 shares shall be designated as preferred stock (the “Holdings Preferred Stock”) which may be issued in one or more series containing such rights, preferences and privileges as the board of directors of Holdings may, from time to time, designate.

(d) Ownership. As at the date of this Agreement, there are an aggregate of 6,000,000 shares of Holdings Class A Common Stock issued and outstanding and no shares of Class B Common Stock or Holdings Preferred Stock shall be issued. As at the date of this Agreement, all outstanding shares of Holdings Class A Common Stock are owned of record and beneficially by AEL Trust and its associates. On the Closing Date and immediately prior to the Closing, AEL Trust and the other Investor Stockholders shall own an aggregate of 6,000,000 shares of the Class A Common Stock, and no shares of Class B Common Stock or Holdings Preferred Stock shall be issued.

4.2 Authority. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and any other agreement, document or instrument referred to in or contemplated by this Agreement to be executed by Purchaser, and to perform its obligations hereunder and thereunder, and the execution, delivery and performance by Purchaser of this Agreement and any other agreement, document or instrument referred to in or contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Purchaser and no other proceedings are necessary to authorize the execution, delivery and performance by Purchaser of this Agreement and any other agreement, document or instrument referred to in or contemplated by this Agreement.

4.3 Execution, Delivery; Valid and Binding Agreements. This Agreement and each other agreement, document and instrument referred to in or contemplated by this Agreement to be executed by Purchaser have been duly executed and delivered by Purchaser, and assuming that this Agreement and any other agreement, document and instrument referred to in or contemplated by this Agreement have been duly executed and delivered by the other applicable Parties, constitute, or, when executed by such other Parties, will constitute, valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws from time to time in effect relating to creditors’ rights and remedies generally and general principles of equity.

4.4 Non−Contravention; No Consents or Approvals. Neither: (1) the execution, delivery or performance of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement; nor (2) any of the transactions contemplated by this Agreement or any such other agreement, document or instrument, will (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation or bylaws of Purchaser; or (ii) any resolution (or similar action) taken by the equity holders or board of directors (or similar body) of Purchaser;

(b) contravene, conflict with or result in a violation of, Law or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Law or any order, writ, injunction, judgment or decree to which Purchaser or any of the assets or properties owned or used by Purchaser, is subject; or

(c) contravene, conflict with or result in a violation or breach of, or result in a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under, any agreement, Contract, lease, license, instrument, or other arrangement (whether oral, written, express or implied) to which Purchaser is a party or by which Purchaser is bound.

Purchaser is not required to make any filing or registration with or give any notice to, or to obtain any Consent from, any Person or Governmental Body in connection with: (x) the execution, delivery or performance by Purchaser of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement; or (y) the consummation by Purchaser of any of the transactions contemplated by this Agreement or by any of the other agreements, documents or instruments referred to in this Agreement.

4.5 Investment. Purchaser is acquiring the Subject Shares for investment for its own account and not with a view towards (or for) resale in connection with the private or public sale or distribution thereof. Purchaser acknowledges that it has sufficient experience and expertise to evaluate, and is fully informed as to, the risks of the Stock Purchase and the other transactions contemplated by this Agreement and ownership of the Subject Shares. Purchaser has been offered the opportunity to ask questions of and obtain information from the Selling Parties with respect to the Subject Shares.

4.6 Legal Proceedings. There is no pending Legal Proceeding and, to the Knowledge of Purchaser, no Person has threatened to commence any Legal Proceeding, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. There is no order, writ, injunction, judgment or decree to which Purchaser is subject that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

4.7 Independent Investigation; Selling Parties’ Representations.

(a) Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the Business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company. The Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises, records and information of and relating to the Company for such purpose. In entering into this Agreement, the Purchaser acknowledges that, except for the representations and warranties of the Selling Parties set forth in Article II and Article III of this Agreement, the Purchaser has relied solely upon the aforementioned investigation, review and analysis and not on any other representations, warranties or information of or relating to the Company Stockholders, Company or any of their respective Representatives.

(b) No Other Representations; Limitation of Liability. The Purchaser hereby agrees and acknowledges that: (i) other than the representations and warranties set forth in Article II and Article III, none of the Selling Parties, their respective Affiliates or any Representative of any of the Selling Parties or their respective Affiliates make or have made, and the Purchaser is not relying and has not relied on, any representation or warranty, express or implied, at law or in equity, with respect to the Company, including, but not limited, as to: (A) merchantability or fitness for any particular use or purpose; (B) the operation of the Company; or (C) the probable success or profitability of the Company after the Closing; and (ii) other than the indemnification obligations of the Selling Parties set forth in Article VI, none of the Selling Parties, their respective Affiliates or any Representative of any of the Selling Parties or their respective Affiliates will have or be subject to any liability or indemnification, reimbursement or other obligation to or remedy in favor of the Purchaser or any other Person resulting from the distribution to the Purchaser, its Affiliates or any Representative of the Purchaser or its Affiliates of, or the Purchaser’s use of, any information relating to the Company, including any information, documents or material Made Available to the Purchaser, whether orally or in writing, in certain “data rooms,” management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Purchaser or in any other form in contemplation of the Stock Purchase and the other transactions contemplated by this Agreement.

4.8 Full Disclosure. The representations and warranties made by Purchase under this Agreement do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein and therein made, in the context in which made, neither false nor misleading.

ARTICLE V - Certain Covenants AND AGREEMENTS OF THE PARTIES

5.1 Senior Loan Agreement and Line of Credit Agreement.

(a) On the Closing Date, the Senior Lender will provide the Company with a $7,500,000 senior secured loan in accordance with the terms and conditions set forth in the Senior Loan Agreement (the “Senior Loan”), which terms and conditions shall be consistent with the Senior Lender Loan Proposal. The proceeds of the Senior Loan shall be used to (i) assist Holdings in paying a portion of the Closing Cash Payment of the Purchase Price (which in no event shall be greater than Four Million Five Hundred Thousand ($4,500,000) Dollars, (ii) enable the Company to retire the Patriot Bank Indebtedness, and (iii) for working capital and such other purposes, including payments of the Purchase Notes, as Holdings may determine in good faith. At the Closing, the Company shall request, and the Senior Lender shall fund, an initial working capital Loan under the Senior Loan Agreement of up to $3,000,000 substantially in accordance with Schedule A annexed hereto (which Schedule A includes payment in full of the Patriot Bank Indebtedness). Such Schedule A shall be updated as of the Closing Date, and shall also be annexed as a Schedule to the Senior Loan Agreement.

(b) The Senior Lender under the Senior Loan Agreement shall hold a senior first priority Lien and security interest on all of the existing and future assets and properties of Holdings, the Company and all Company Subsidiaries, now existing or hereafter created or acquired and all proceeds and products thereof in accordance with the security agreement constituting Exhibit 2 to the Senior Loan Agreement (the “Security Agreement”) and the other Senior Loan Documents (as defined in the Senior Loan Agreement).

(c) In addition to the Senior Loan Agreement, on the Closing Date, Holdings and/or such other banks, insurance companies, private equity funds, family offices or other Persons who shall be designated by Holdings (individually and collectively, the “Line of Credit Lender”) will provide the Company with a maximum $10,000,000, secured line of credit facility in accordance with the Line of Credit Agreement. As provided in the Line of Credit Agreement, the Line of Credit Lender may, in the exercise of its sole and absolute discretion, elect to make periodic advances for working capital and such other purposes, including payments of the Purchase Notes, as the Line of Credit Lender may determine in good faith.

5.2 Subordination Agreement. Holdings and the Company Stockholders shall enter into a Subordination Agreement in the form of Exhibit G annexed hereto and made a part hereof (the “Subordination Agreement”), pursuant to which, subject at all times to the Intercreditor and Subordination Agreement referred to in Section 5.3 below, all of the rights of Holdings in and to the Subject Shares shall be subject and subordinated to the rights of the Company Stockholders under the Pledge Agreement.

5.3 Intercreditor and Subordination Agreement. On the Closing Date, each of the Senior Lender, Holdings, the Company, each Company Subsidiary, and each of the Company Stockholders shall execute and deliver the Intercreditor and Subordination Agreement, in the form of Exhibit K annexed hereto, or such other form and content acceptable to such Senior Lender; it being the intent of the Parties that such Intercreditor and Subordination Agreement shall restrict the Company Stockholders or their representative pledge and collateral agent from exercising their rights with respect to the Subject Shares under the Pledge Agreement and the Subordination Agreement for a period not to exceed the earlier to occur of (a) acceleration by the Senior Lender of the Indebtedness owed to the Senior Lender under the Senior Loan Agreement and exercise of the Senior Lender remedies under the other Senior Loan Documents, or (b) nine (9) months from the occurrence and continuation of any Default or Event of Default (as defined in the Senior Loan Agreement) to either the Company Stockholders under the Purchase Notes or to the Senior Lender under the Senior Loan Agreement.

5.4 Public Announcements. Neither the Selling Parties nor the Purchaser shall (and neither the Selling Parties nor the Purchaser shall permit any of their respective Affiliates or Representatives to, and the Selling Parties shall not permit any of the Company or any of the Company’s Representatives to) issue any press release or make any public statement regarding this Agreement or the Stock Purchase, or regarding any of the other transactions or documents contemplated by this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in the preceding sentence, the Selling Parties and the Purchaser may (and may permit their Affiliates and Representatives to, and the Selling Parties may permit the Company to) issue any press release (or file a copy of this Agreement) or make any public statement: (a) that is required by: (i) any Law (including, for the avoidance of doubt, the rules and regulations of the SEC); or (ii) any of the rules or regulations of any securities exchange applicable to Seller; (b) the issuance or making of which is contemplated by this Agreement; or (c) that is consistent with, and not more expansive in any material respect than, any press release or public statement previously made in accordance with this Section 5.3.

5.5 Continuing Access. After the Closing, the Purchaser shall give (and shall cause its Affiliates to give) the Selling Parties and their Representatives reasonable access during normal business hours to (and shall, and shall cause its Affiliates to, allow the Selling Parties and their Representatives to make copies of) any books and records and information relating to the Company for any reasonable purpose, including as may be necessary for: (a) preparation of tax returns and financial statements which are the responsibility of any of the Selling Parties; (b) management and handling of any Tax audits and Tax disputes; or (c) complying with any audit request, subpoena or other investigative demand by any Governmental Body or for any civil litigation, in addition to any rights that the Selling Parties may have pursuant to the Shareholder Agreement. This Section 5.5 shall survive the Closing and shall continue in full force and effect, and the Purchaser and the Company shall maintain all such books and records in the same or a similar accessible format and medium as currently existing, until the later to occur of: (i) seven years after the Closing Date; and (ii) the expiration of all applicable statute of limitations periods.

5.6 Employee-Related Matters.

(a) At the Closing, the Purchaser will deliver in writing an offer of employment (on an “at-will” basis) to certain key executives acceptable to the Purchaser (the “Eligible Employees”) and Purchaser and such Eligible Employees shall enter into employment agreements on such terms and conditions as the parties thereto may mutually agree upon.

(b) For at least six months following the Closing Date, Purchaser shall, with respect to each Company employee who is employed by Purchaser or any of its Affiliates, cause to be maintained for such Company employee benefits and benefit levels which are, with respect to each Company employee, reasonably consistent with, in the aggregate, the benefits and benefit levels available to such Company employee as of immediately prior to the Closing (except that no such Company employee need be provided with equity compensation of Purchaser or any Affiliates of Purchaser). Any employee that remains employed by the Company for longer than six months will be eligible to participate in standard employee benefit plans, which shall be commensurate with industry standard benefit plans and benefit plans offered to the employees of other companies owned or controlled by AEL Trust or its Affiliates.

(c) For purposes of determining eligibility to participate, vesting and entitlement to benefits where length of service is relevant under the benefit plans of Purchaser or its Affiliates, Company employees shall receive service credit for service with the Company to the same extent such service credit was granted under the applicable employee benefit plans of the Company. To the extent permitted by the terms of the applicable plans, Purchaser shall (and shall cause the Company and other applicable Affiliates of Purchaser to): (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company employees under any welfare benefit plans that such employees may be eligible to participate in after the Closing, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing under any welfare benefit plan maintained for the Company employees immediately prior to the Closing; and (ii) provide each Company employee with credit for any co-payments and deductibles paid prior to the Closing in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing.

(d) Notwithstanding the foregoing, this Section 5.5 shall not be deemed to create any right to employment or to continued employment or to a particular term or condition of employment with the Company or Purchaser or any of their respective Affiliates.

(e) The rights provided to the Company employees under this Section 5.5 shall survive consummation of the Stock Purchase and the other transactions contemplated by this Agreement and are intended to benefit, and shall be enforceable by, each Company employee.

5.7 Non-Competition; Non-Solicitation.

(a) Non-Competition. For a period of two years from and after the Closing (the “Restricted Period”), each of the Selling Parties (sometimes referred to herein as the “Restricted Party”) agrees that it shall not and it shall cause each of its subsidiaries not to, without the prior written consent of Purchaser, compete with the Business of the Company (as the term “Business” is defined in this Section 5.7(a) below). The acquisition by the Selling Parties or any of their Affiliates of any business or any interest in an Entity which is engaged, but is not primarily engaged, in a competing Business, provided that the net revenues of the competing Business in the fiscal year immediately preceding the acquisition did not exceed five percent of the aggregate net revenues of the Company, shall be exempt from the obligations under this Section 5.7. Further, this Section 5.7 shall not apply to any Person that acquires a Selling Party (or to any Affiliate of such Person, other than such Selling Party). Notwithstanding the above, solely for purposes of this Section 5.7(a), the term “Business” shall mean and be limited to the production and sale of one or more print and digital publications and/or the establishment and production of seminars, conferences or events dedicated primarily to cannabis and the cannabis culture.

(b) Non-Solicitation. For a period of two years from and after the Closing, each of the Selling Parties agrees that it shall not and it shall cause each of its subsidiaries not to, without the prior written consent of Purchaser, solicit or cause to be solicited the employment of any Person who is employed by the Company as of the Closing in a research and development role or as a member of management. Notwithstanding the foregoing, the restrictions on solicitation set forth in the immediately preceding sentence shall not prohibit the Selling Parties or any of their subsidiaries from: (i) engaging in any solicitation directed at the public in general; (ii) engaging in other general solicitations of employment not specifically directed toward the employees of the Company; (iii) soliciting any person who is referred to the Selling Parties or any of their Affiliates by search firms, employment agencies or other similar entities, provided that such entities have not been specifically instructed to solicit such person; or (iv) soliciting any person after such person’s employment with the Company has ended.

(c) Notwithstanding the foregoing, upon the occurrence of an Event of Default resulting in the acceleration of all Indebtedness under the Purchase Notes, the provisions of Sections 5.7(a) and (b) shall terminate.

(d) Confidential Information. During the Restricted Period, all Parties shall keep secret and retain in strictest confidence, all confidential matters that relate to the Business, the Purchaser, the Selling Parties or any of their respective Affiliates, including, but not limited to, with respect to each Party, “know how”, trade secrets, customer lists, supplier lists, details of consultant and employment Contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, technical processes, designs and design projects, processes, inventions, software, source codes, object codes, systems documentation and research projects and other business affairs related to the Business (collectively “Confidential Information”), and shall not disclose Confidential Information of the other Parties to anyone outside of the Parties and their respective Affiliates and Representatives, provided, however, this covenant shall not apply to any information which is or becomes generally available to the public through no wrongful act of the disclosing Party or others. A Party may disclose Confidential Information if required to do so in any legally required government or securities filings, Legal Proceedings, subpoenas, civil investigative demands, other similar process or as otherwise required by Law; provided, that the disclosing Party (I) provides the Party whose Confidential Information is being disclosed with prompt notice of such required disclosure so that such Party may attempt to obtain a protective order, (ii) cooperates with such Party, at such Party’s expense, in obtaining such protective order, and (iii) only discloses that Confidential Information which it is absolutely required to disclose as advised by counsel.

(e) Customers of the Business. During the Restricted Period, the Restricted Party shall not, directly or indirectly, persuade or attempt to persuade any customer or supplier or prospective customer or supplier of the Purchaser (or any of their respective Affiliates) not to hire or do business with the Purchaser (or any of its Affiliates) or any successor thereto.

(f) Rights and Remedies Upon Breach. If any Party breaches, or threatens to commit a breach of, any of the provisions of this Section 5.6, the non-breaching Parties shall have the right to equitable relief, including, without limitation, temporary and permanent injunctive relief, without the requirement of posting any bond, in addition to, and not in lieu of, any other rights and remedies available to the non-breaching Parties under law or in equity.

5.8 The Kennedy Litigation and Tax Cooperation.

(a) On or before the Closing Date, the Kennedy Litigation shall be settled and a stipulation of dismissal shall be filed with the Supreme Court of the State of New York. In addition, all payments required to be made under the settlement agreement at the Closing shall have been paid by the defendants in the Kennedy Litigation.

(b) The Purchaser and the Selling Parties agree to furnish to each other, upon request, as promptly as practicable, such information and assistance that relates to the Business as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any Governmental Body, and the prosecution or defense of any Legal Proceeding related to Taxes involving the Business.

(c) Any cash payment in respect of a tax refund that is received by the Company following the Closing Date shall be the sole and exclusive property of the Purchaser.

5.9 Employment Agreement. On the Closing Date, Matt Stang, Holdings and the Company shall execute and deliver the Stang Employment Agreement.

5.10 Holdings Stock Option Plan. On the Closing Date, Holdings shall establish an incentive stock option plan, in the form of Exhibit H annexed hereto and made a part hereof (the “Holdings Stock Option Plan”), pursuant to which members, executives or employees of Holdings shall receive incentive stock options to enable them to purchase up to such additional number of shares of Holdings Common Stock as set forth in the Holdings Stock Option Plan; provided, that until such time as at least 50% of the shares of capital stock of Holdings held by the Company Stockholders have been sold in connection with a public offering, Approved Listing Event or other Sale of Control transaction, in no event shall the total number of shares of Holdings Common Stock offered under such Holdings Stock Option Plan exceed an aggregated total of 12.5% of Holdings Fully-Diluted Common Stock.

5.11 Registration Rights Agreements. On or before the Closing Date, the Company Stockholders and the Company Subordinated Lender shall execute and deliver the Company Stockholders Registration Rights Agreement and the associated Lockup Agreement attached thereto, pursuant to which, inter alia, the Company Stockholders and Company Subordinated Lender shall have the right to sell their Holdings Purchase Shares and/or Conversion Shares, or any portion thereof, on the first to occur of (a) one hundred and eighty (180) days following the later to occur of (i) the date of the final prospectus or offering circular relating to the Approved Public Listing, or (ii) the Filing Date as defined in the Registration Rights Agreement, or (b) the date that the AEL Trust or any Affiliate thereof, shall sell to the public any shares of Class A Common Stock of the Company or common stock of the Issuer (the “Lock-Up Period”).

5.12 Stockholders Agreement. On the Closing Date each of the Parties and the AEL Trust shall have executed and delivered the Stockholders Agreement.

5.13 Further Assurances. Each of the Parties shall execute such documents and other papers and perform such further acts as may reasonably be required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each of the Parties shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to Closing.

5.14 Examinations and Investigations. The Purchaser acknowledges that prior to the Closing Date, the Purchaser was entitled, through its employees and Representatives, to make and did make such investigations of the Business and such examination of the books, records and financial condition of the Business as the Purchaser reasonably considered necessary.  Each Party agrees to provide the other Party with reasonable access to the books and records of the other Party related to the Business after the Closing Date for the purpose of preparing Tax Returns, defending claims or other reasonable business purposes.

5.15 Audited Financial Statements. Following the Closing Date, the Purchaser shall undertake at its sole cost and expense to (a) obtain and complete an audit of the consolidated financial statements of the Company and its consolidated Subsidiaries for the two consecutive fiscal years ended December 31, 2015 and, as required, the consolidated financial statements of the Company and its consolidated Subsidiaries for the two consecutive fiscal years ended December 31, 2016 (collectively, the “Audited Financial Statements”). The Audited Financial Statements shall have been audited by an independent accounting firm that is approved by the Public Company Accounting Oversight Board (“PCAOB”) selected by and acceptable to the Purchaser (the “Auditing Accountants”). The Company and the Company Stockholders shall cooperate with the Purchaser in providing all work product, work papers, schedules and financial data as shall be reasonably required to assisting the Auditing Accountants to prepare the Audited Financial Statements.

5.16 Contract Deposit and Breakup Fee. The Purchaser has funded to the Company three non-refundable Contract Deposits in the aggregate sum of $825,000. If the Purchaser fails to consummate the transactions contemplated in this Agreement by February 28, 2017 for any reason, other than (a) a breach of any material representation and warranty of the Selling Parties, or (b) the failure of the Selling Parties to transfer the Subject Shares or perform any other material covenant and agreement on their part to be performed under this Agreement (any of the foregoing, “Permitted Reasons”), all Contract Deposits previously paid shall be deemed to be full and complete liquidated damages (the “Breakup Fee”) for such failure to consummate the transactions hereunder, and thereafter, (absent a breach or default by the Selling Parties of this Agreement) no Party shall have any further liability to the other. If the transactions contemplated hereunder are consummated at the Closing, the Contract Deposits shall, for all purposes of this Agreement, be deemed to be part of the Closing Cash Payment but shall be applied as a credit against the $3,000,000 of Senior Loan under the Senior Loan Agreement.

5.17 No Material Adverse Effect; Conduct of Business.

(b) Between the date of execution of the Prior Agreement and the Closing Date, there shall not have occurred a Material Adverse Effect on the Company or its Subsidiaries when taken as a consolidated whole.

(c) Between the date of execution of the Prior Agreement and the Closing Date, the Company shall, and the Company Stockholders shall cause the Company and its Subsidiaries to conduct the Business of the Company and its Subsidiaries only in the ordinary course, as presently conducted.

(d) Between the date of execution of the Prior Agreement and the Closing Date, without the prior written consent of Holdings, from the date of this Agreement through and including the Closing Date, neither the Company nor any Subsidiary of the Company shall: (i) enter into any material Contract or agreement, (ii) make any significant reductions or additions in its personnel, (ii) incur any Indebtedness, individually or in the aggregate, in excess of $50,000, (iv) issue any capital stock or other securities, or (v) declare of pay any dividend or distribution to Company Stockholders of cash or property, or (vi) engage in any related party transactions.

5.18 Costs and Expenses. Each of the Parties hereto shall pay their own costs and expenses, including investment banking or finders fees and professional fees, in connection with the transactions contemplated by this Agreement and the related Transaction Documents. In such connection, the Parties acknowledge that Cowan, DeBaets, Abrahams & Sheppard LLP has acted as counsel to both the Company and the Company Stockholders both prior to and in connection with the transactions contemplated hereby. On the Closing Date, the Company Stockholders shall be responsible to pay (a) investment banking fees in the amount of $100,000, and (b) the allocable portion of accrued legal fees and disbursements of counsel associated with the negotiation, preparation, and review of this Agreement and the other Transaction Documents (which shall be divided 50% to the Company Stockholders and 50% to the Company or otherwise equitably allocated by such counsel in a manner reasonably satisfactory to the Selling Parties and Holdings between services performed on behalf of the Company Stockholders and services relating solely to the Company and its Business). The Company shall be responsible for the payment of all other accrued professional fees relating to services associated with the Business of the Company. Holdings shall be responsible for the payment of its professional fees and any fees or costs associated with the Senior Lender.

ARTICLE VI - INDEMNIFICATION, ETC.

6.1 Survival of Representations, Etc.

(a) Survival of Article II Representations. Each of the representations and warranties relating to the Company Stockholders set forth in Article II (the “Article II Representations”) are made as of the Closing and shall expire, together with any right to assert a claim for recovery under this Article VI (such a claim, an “Indemnification Claim”) based on any alleged inaccuracy in or breach of such representations and warranties, on the date that is 12 months after the Closing Date (the “General Termination Date”). Notwithstanding the preceding sentence of this Section 6.1(a), if, at any time prior to the General Termination Date, the Purchaser (acting in good faith) delivers to the Company Stockholders a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties set forth in Article II and setting forth in reasonable detail the basis for the Purchaser’s belief that such an inaccuracy or breach may exist and asserting an Indemnification Claim based on such alleged inaccuracy or breach, then the Indemnification Claim asserted in such notice shall survive the General Termination Date until such time as such Indemnification Claim is fully and finally resolved.

(b) Survival of Article III Representations. The representations and warranties relating to Company set forth in Article III (the “Article III Representations”) shall survive the Closing and shall expire, together with any right to assert an Indemnification Claim based on any alleged inaccuracy in or breach of such representations and warranties, on the General Termination Date. Notwithstanding the preceding sentence of this Section 6.1(b), if, at any time prior to such expiration date, the Purchaser (acting in good faith) delivers to the Company Stockholders a written notice alleging the existence of an inaccuracy in or a breach of any of the Article III Representations and setting forth in reasonable detail the basis for the Purchaser’s belief that such an inaccuracy or breach may exist and asserting an Indemnification Claim based on such alleged inaccuracy or breach, then the Indemnification Claim asserted in such notice shall survive the expiration date until such time as such Indemnification Claim is fully and finally resolved.

(c) Survival of Article IV Representations. Each of the representations and warranties of Holdings set forth in Article IV (the “Article IV Representations”) shall survive the Closing and shall expire, together with any right to assert a claim for recovery based on any alleged inaccuracy in or breach of such representations and warranties, on the General Termination Date. Notwithstanding the preceding sentence of this Section 6.1(c), if, at any time prior to such expiration date, a Selling Party (acting in good faith) delivers to the Purchaser a written notice alleging the existence of an inaccuracy in or a breach of any of the Article IV Representations and setting forth in reasonable detail the basis for such Selling Party’s belief that such an inaccuracy or breach may exist and asserting an Indemnification Claim based on such alleged inaccuracy or breach, then the Indemnification Claim asserted in such notice shall survive the expiration date until such time as such Indemnification Claim is fully and finally resolved.

(d) Termination of Representations; Time for Making Claims. It is the express intent of the Parties that, if the period prescribed by this Section 6.1 for the survival of the representations and warranties set forth in this Agreement and for the making of Indemnification Claims based on alleged inaccuracies in or breaches of such representations and warranties (such a period, a “Survival Period”) is shorter than the statute of limitations that would otherwise have been applicable to such representations and warranties or to Indemnification Claims based on alleged inaccuracies in or breaches of such representations and warranties, then, by contract, the statute of limitations applicable to such representations and warranties and Indemnification Claims shall be reduced to the Survival Period applicable to such representations and warranties and Indemnification Claims. The Selling Parties shall not be obligated to indemnify the Purchaser after the last date that is within the Survival Period applicable to any particular Indemnification Claim, and all rights and remedies that may be exercised by the Purchaser with respect to the representations and warranties set forth in this Agreement and any Indemnification Claims based on any alleged inaccuracies in or breaches of such representations and warranties will expire and terminate simultaneously with the ending of the Survival Period applicable to such representations and warranties. The Parties further acknowledge that the time periods set forth in this Section 6.1 for the assertion of claims under this Agreement are the result of arms’-length negotiation between the Parties and that the Parties intend for the time periods to be enforced as agreed by the Parties.

(e) Fraud. Notwithstanding the foregoing, nothing contained in this Section 6.1 or elsewhere in this Agreement shall limit the Purchaser’s right to bring claims against any Selling Party based on such Selling Party’s fraud or each Selling Party’s rights to bring claims against any Purchaser based on any Purchaser’s fraud (it being understood that, for purposes of this Section 6.1(c), the term “fraud” shall mean fraud committed with the intent to deceive).

6.2 Indemnification by the Selling Parties. From and after the Closing (but subject to the other provisions of Section 6.1, including, but not limited to, the Survival Period limitation), the Selling Parties shall indemnify the Purchaser against any Damages which are suffered by the Purchaser and which arise from:

(a) any inaccuracy in or breach of any representation or warranty set forth in Article II or Sections 5.7 or 5.10;

(b) any breach of any covenant of a Company Stockholder set forth in Section 5.6; or

(c) any inaccuracy in or breach of any representation or warranty set forth in Article III.

The indemnification obligations of the Selling Parties set forth in this Section 6.2 shall be on a several (and not joint and several) basis with respect to items (a) and (b) above, and shall be on a joint and several basis with respect to item (c) above, in each case subject to the limitations on liability set forth in Section 6.4 below.

6.3 Indemnification by the Purchaser. From and after the Closing (but subject to the other provisions of Section 6.1, including, but not limited to, the Survival Period limitation), the Purchaser shall indemnify the Company Stockholders against any Damages which are suffered by the Company Stockholders and which arise from:

(a) any inaccuracy in or breach of any representation or warranty set forth in Article IV; or

(b) any breach of any covenant of the Purchaser set forth in Section 5.6(c).

6.4 Other Matters Relating to Indemnification.

(a) Effect of Knowledge. Notwithstanding anything to the contrary contained in this Agreement, the Selling Parties shall not be liable or responsible under this Article VI to any Purchaser for any inaccuracy in or breach of any representation or warranty of the Selling Parties contained in this Agreement if any Purchaser or any of its Representatives had, on or prior to the date of this Agreement, Knowledge of the inaccuracy in or breach of, or of any facts or circumstances constituting or resulting in the inaccuracy in or breach of, such representation or warranty.

(b) Calculation of Damages; Insurance Proceeds and Tax Benefits. The amount of any Damages that are subject to indemnification under this Article VI shall be calculated net of: (i) any Tax benefit received or receivable by the Purchaser or any Affiliate of the Purchaser in connection with such Damages or any of the events or circumstances giving rise or otherwise related to such Damages; and (ii) the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements received or receivable by the Purchaser or any Affiliate of the Purchaser in connection with such Damages or any of the events or circumstances giving rise or otherwise related to such Damages. If the Purchaser or any Affiliate of the Purchaser receives a Tax benefit after an indemnification payment is made, the Purchaser shall promptly pay the amount of such Tax benefit to the applicable Selling Parties at such time or times as and to the extent that such Tax benefit is realized. The Purchaser shall seek, and shall cause each of its Affiliates (including the Company) to seek, full recovery under all insurance policies covering any Damages to the same extent as they would if such Damages were not subject to indemnification hereunder. In the event that any insurance or other recovery is made by the Purchaser or any Affiliate of the Purchaser with respect to any Damages for which the Purchaser has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the applicable Selling Parties. If, following the Closing, the Company (or any Person who was an employee of any of the Company as of or prior to the Closing) validly asserts a claim under applicable workers’ compensation insurance policies of the Company or any of its Affiliates in effect prior to the Closing: (x) the Purchaser shall ensure that proper notice of such claim (and any required information relating to such claim) is timely provided in accordance with the applicable insurance policy (and shall simultaneously with providing such notice and information to the insurer cause the same to be provided to the Selling Parties); (y) the Purchaser (and/or the Company) shall be solely responsible for all deductibles applicable to such claim; and (z) none of the Purchaser, the Company or any other Affiliate of the Purchaser shall commence any Legal Proceeding against the insurer without the prior written consent of the Selling Parties (such consent not to be unreasonably withheld or delayed).

(c) Qualifying Claims; Deductible. Subject to Section (g), the Selling Parties shall not be required to make any indemnification payment pursuant to Section 6.2: (i) unless the amount of Damages from any individual inaccuracy in or breach of any representation or warranty made by the Selling Parties in this Agreement (or multiple inaccuracies or breaches of the same representation or warranty or of different representations and warranties, but based on similar events, conditions, facts or circumstances) exceeds $100,000 (such a claim for an amount of Damages exceeding $100,000, a “Qualifying Claim”); and (ii) until such time as the total amount of all Damages arising from all Qualifying Claims exceeds $250,000 (the “Deductible”). If the total amount of all of the Damages that arise from Qualifying Claims exceeds the Deductible, then the Purchaser shall be entitled to be indemnified against only the amount of such Damages arising from Qualifying Claims that are in excess of the Deductible.

(d) Liability Cap. Subject to Section (g), the Purchaser agrees that the total amount of Damages for which it is entitled to seek or obtain indemnification (and the maximum amount of payments required to be made by the Selling Parties) pursuant to Section 6.2 with respect to any representations and warranties set forth in Article II or Article III shall be limited to $5,000,000 in the aggregate with respect to all Selling Parties; provided, that no individual Selling Party shall be liable for an amount that is greater than the pro rata portion of such $5,000,000 aggregated liability cap, based on the portion of the total Purchase Price received by (or set aside in escrow for) such Selling Party.

(e) Subrogation. To the extent that the Purchaser is entitled to indemnification pursuant to Section 6.2, each of the Selling Parties shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Purchaser or any Affiliate of Purchaser may have against any other Person with respect to any Damages, circumstances or matter to which such indemnification is directly or indirectly related. The Purchaser shall permit the Selling Parties to use the name of the Purchaser and its Affiliates in any transaction or in any proceeding or other matter involving any of such rights or remedies, and the Purchaser shall take such actions as the Selling Parties may reasonably request for the purpose of enabling the Selling Parties to perfect or exercise the right of subrogation of the Selling Parties under this Section 6.4(e).

(f) Mitigation. Promptly after any Purchaser becomes aware of any event or circumstance that could reasonably be expected to constitute or give rise to any inaccuracy in or breach of any representation, warranty or covenant of the Selling Parties set forth in this Agreement, without being liable to incur any additional costs or expenses, Purchaser shall (and shall cause the Company to) take all reasonable steps to mitigate and minimize all Damages that may result from such inaccuracy or breach.

(g) Applicability of Limitations. The limitations set forth in Section 6.4(c) and Section 6.4(d) shall not apply to any claim by the Purchaser based on fraud of any one or more Selling Parties.

6.5 Claims.

(a) Claim Notices. Following the Closing, if the Purchaser has or claims to have incurred or suffered Damages for which it may be entitled to indemnification under this Article VI and desires to exercise any rights or remedies it may have under this Agreement with respect thereto, the Purchaser shall promptly deliver a written claim notice (a “Claim Notice”) to the Selling Parties. Each Claim Notice shall: (a) state that such Purchaser believes that there is or has been a breach of a representation, warranty or covenant contained in this Agreement; (b) contain a reasonably detailed description of the circumstances supporting such Purchaser’s belief that there is or has been such a breach; and (c) contain a good faith, non-binding, preliminary estimate of the amount of Damages such Purchaser claims to have so incurred (the “Claimed Amount”).

(b) Response Notices.

(i) Within 30 days after receipt by the Selling Parties of a Claim Notice (the “Dispute Period”), the Selling Parties may deliver to the Purchaser a written response (the “Response Notice”) in which the Selling Parties: (i) agree that the full Claimed Amount is owed to such Purchaser; (ii) agree that part, but not all, of the Claimed Amount (the “Agreed Amount”) is owed to such Purchaser; or (iii) indicate that no part of the Claimed Amount is owing to such Purchaser. Any part of the Claimed Amount that is not agreed to be owing to such Purchaser pursuant to the Response Notice shall be the “Contested Amount.”

(ii) If the Selling Parties deliver a Response Notice agreeing that the full Claimed Amount is owed to the Purchaser, then the Selling Parties shall, within 10 Business Days following the delivery of such Response Notice, pay the Claimed Amount to the Purchaser.

(iii) If the Selling Parties deliver a Response Notice agreeing that less than the full Claimed Amount is owed to a Purchaser, then the Selling Parties shall, within 10 Business Days following the delivery of such Response Notice, pay the Agreed Amount to such Purchaser.

(iv) If, with respect to a given Claim Notice, the Selling Parties do not deliver a Response Notice within the Dispute Period in accordance with Section 6.5(b) deliver a Response Notice indicating that there is a Contested Amount, the Selling Parties and the Purchaser shall attempt in good faith to resolve the dispute related to the Claim Notice. If the Purchaser and the Selling Parties resolve such dispute, such resolution shall be binding on the Selling Parties and the Purchaser, and a settlement agreement shall be signed by the Purchaser and the Selling Parties. The Selling Parties shall, within 10 Business Days following the execution of such settlement agreement, or such shorter or longer period as may be set forth in the settlement agreement, pay the amount, if any, specified in such settlement agreement to the applicable Purchaser.

(c) Dispute Resolution. If the Selling Parties and Purchaser are unable to resolve the dispute relating to any Claim Notice, then the dispute shall be resolved in accordance with Section 7.7.

6.6 Third Party Claims.

(a) Notice of Third Party Claims. The Purchaser shall give the Selling Parties prompt written notice of the commencement of any claim or Legal Proceeding with respect to which the Selling Parties may become obligated to indemnify any Purchaser pursuant to this Article VI; provided, however, that any failure on the part of the Purchaser to so notify the Selling Parties shall not limit any of the obligations of the Selling Parties under this Article VI (except to the extent such failure prejudices the defense of such claim or Legal Proceeding).

(b) Defense of Third Party Claims. In the event of the assertion or commencement by any Person (other than a party to this Agreement) of any claim or Legal Proceeding with respect to which the Selling Parties may become obligated to indemnify the Purchaser pursuant to this Article VI, the Purchaser shall be entitled to control the defense of any such claim or Legal Proceeding with counsel reasonably satisfactory to the Selling Parties (inclusive of a mutually agreed outside counsel budget), and the Selling Parties shall be entitled to participate in (but not control) the defense of any such claim or Legal Proceeding, with its counsel and at its own expense; provided, however, that if the Purchaser does not assume the defense of any such claim or Legal Proceeding within 15 days after the receipt of notice of such claim or Legal Proceeding, the Selling Parties may elect to defend against such claim or Legal Proceeding and, upon giving notice to the Purchaser of such election, shall be entitled to control the defense of such claim or Legal Proceeding indefinitely thereafter. Neither the Purchaser nor the Selling Parties shall settle or compromise any such claim or Legal Proceeding without the prior written consent of the Selling Parties or the Purchaser, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed.

6.7 Exclusive Remedy. Subject to any injunction or other equitable remedies that may be available to the Purchaser, from and after the Closing, the Selling Parties shall not be liable or responsible in any manner whatsoever (whether for indemnification or otherwise) to the Purchaser for a breach of this Agreement or in connection with the Stock Purchase or the other transactions contemplated by this Agreement except as expressly provided in this Article VI, and, subject to the foregoing, this Article VI provides the exclusive remedy and cause of action of the Purchaser against the Selling Parties with respect to any matter arising out of or in connection with a breach of this Agreement or in connection with the Stock Purchase and the other transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no claim based on the Selling Parties’ fraud shall be subject to the limitations of this Article VI.

ARTICLE VII - Miscellaneous Provisions

7.1 Further Assurances. Each of the Selling Parties and the Purchaser shall execute and cause to be delivered to each other such instruments and other documents, and shall take such other actions, as each may reasonably request for the purpose of carrying out or evidencing the Stock Purchase or any of the other transactions contemplated by this Agreement.

7.2 Fees and Expenses. Each Party shall bear and pay all fees and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

7.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; or (b) two business days after being sent by registered mail, by courier or express delivery service or by facsimile, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to the Purchaser:

Hightimes Holding Corp.

c/o AEL Trust Capital Corp.

1351 Third Street Promenade, Suite 301

Santa Monica CA 90402

Email: adam@AEL Trustcapital.com

Tel: (310) 785-6600

Attention: Adam E. Levin, CEO

with a copy (which shall not constitute notice) to:

CKR Law LLP

12100 Wilshire Boulevard

Suite 480

Los Angeles, CA 90068

Tel: (310) 312-1860

Email: sweiss@ckrlaw.com

Attention: Stephen A. Weiss, Esq.

If to the Selling Parties:

Trans-High Corporation

250 West 57th Street, Suite 920

New York, NY 10107

Attention: Matthew Stang (Chief Revenue Officer)

Email: mstang@hightimes.com

Nicholas Zitelli

PO Box 3278

Hoboken, NJ 07030

Email: zitpitt@gmail.com

Tel: (917) 574-0891

with a copies (which shall not constitute notice) to:

Cowan, DeBaets, Abrahams & Sheppard LLP

41 Madison Avenue, 38th Floor

New York, NY 10010

Email: aatkins@cdas.com

Phone: 212 974 7474

Facsimile: 212-974-8474

Attention: Aileen Atkins

-and-

Wilentz, Goldman & Spitzer, P.A.

90 Woodbridge Center Drive

Suite 900, Box 10

Woodbridge, NJ 07095

Email: bharris@wilentz.com

Tel: (732) 855-6122

Attention: Brett R. Harris, Esq.

7.4 Headings. The bold-faced and/or underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.5 Counterparts and Transactions by Fax or Email. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or email shall be sufficient to bind the parties to the terms and conditions of this Agreement.

7.6 Governing Law; Venue; Jurisdiction.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

(b) Any Legal Proceeding relating to this Agreement or to the enforcement of any provision of this Agreement may be brought or otherwise commenced in the Court of Chancery of the State of Delaware, the Supreme Court of the State of New York, any state appellate court therefrom within the States of Delaware, California or New York, or any federal court located within the States of Delaware, California or New York. The Parties: (i) expressly and irrevocably consent and submit to the jurisdiction of any such court in connection with any such Legal Proceeding; (ii) agree that service of any process, summons, notice or document by U.S. mail addressed as set forth in Section 7.3 shall constitute effective service of such process, summons, notice or document for purposes of any such Legal Proceeding; (iii) agree that the courts of the State of Delaware, California and New York, as described above, shall be deemed to be a convenient forum; and (iv) agree not to assert (by way of motion, as a defense or otherwise), in such court, any claim that such party is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Parties and each of their respective successors and permitted assigns, if any. No Party may assign this Agreement or any or all of its rights under this Agreement or delegate any or all of its obligations under this Agreement, in whole or in part, to any other Person without obtaining the prior written consent of the other Parties hereto, and any such attempted assignment or delegation without such consent shall be void and of no effect.

7.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.9 Specific Performance. The rights and remedies of the Parties shall be cumulative (and not alternative). The Parties agree that, in the event of any breach or threatened breach by any Party of any covenant, obligation or other provision set forth in this Agreement, for the benefit of any other party to this Agreement: (a) such other Party shall be entitled (in addition to any other remedy that may be available to it) to seek: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such other Party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding.

7.10 Waiver.

(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the Parties.

7.12 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Party or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Parties or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by Law.

7.13 Parties in Interest. Except for the provisions of Section 5.5 (which are intended to benefit, and may be enforced by, each of the Company’s employees), none of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the Parties and their respective successors and assigns (if any).

7.14 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the Parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

7.15 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HIGHTIMES HOLDING CORP.,
a Delaware corporation

By:	/s/ Adam E. Levin
Name: Adam E. Levin
Title: Chief Executive Officer

TRANS-HIGH CORPORATION,
a New York corporation

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Authorized Signatory

COMPANY STOCKHOLDERS

/s/ Eleanora Kennedy		Candlelight Trust
Eleanora Kennedy
		By:	/s/ Judith Baker
Name: Judith Baker
/s/ Judith Baker		Title: Trustee
Judith Baker

/s/ Matthew Stang
Matthew Stang

/s/ Michael Safir
Michael Safir

/s/ Nicholas Zitelli
Nicholas Zitelli

Eggluftstein Trust

By:	/s/ Colleen Manley
Name: Colleen Manley
Title: Trustee

Approved Trust 1

By:	/s/ Colleen Manley
Name: Colleen Manley
Title: Co-Trustee

By:	/s/ Jessica Manley
Name: Jessica Manley
Title: Co-Trustee

Schedule 1

Stockholder Contact Information Ownership of Company Common Stock

Stockholder Name	Address	Shares	%
Matthew Stang	63 East 9th St. Apt 4-O New York, NY 10003	8.0	9.638554
Nicholas Zitelli	PO Box 3278 Hoboken, NJ 07030	8.0	9.638554
Michael Safir	150 Central Park South Apt 1510 New York, NY 10019	4.0	4.819277
Approved Trust 1 (Colleen Manley and Jessica Manley, Co-Trustees)	c/o Goodson Manley Law & Legacies PLLC 5090 North 40th Street Suite 200 Phoenix, Arizona 85018 Attn: Colleen Manley	3.0	3.614458
Egglufstein Trust (Colleen Manley, Trustee)	c/o Goodson Manley Law & Legacies PLLC, 5090 North 40th Street Suite 200 Phoenix, Arizona 85018 Attn: Colleen Manley	5.0	6.024096
Judith Baker	63 11 West Shannon Chandler, AZ 85226	18.5	22.289157
Candlelight Trust (Judith Baker, Trustee)	63 11 West Shannon Chandler, AZ 85226	11.0	13.253012
Michael Kennedy Trust (Eleanora Kennedy, Trustee)	150 Central Park South New York, NY 10019	25.5	30.722892
Total		83.00	100.00

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Company. “Company” shall mean: Trans-High Corporation, a New York corporation.

Affiliate. “Affiliate” shall mean, with respect to any Person, any other Person that as of the date of the Agreement or as of any subsequent date, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

Business. “Business” shall mean the business of Company, which shall mean the publication of written and audio-visual materials across media platforms; the design, licensing, sale and marketing of goods; and the organization, arrangement and production of educational, instructional, business-to-business and business-to-consumer seminars and conferences and exhibitions for education, culture, art, music and entertainment, financial and investment consultation, investment advice and the investment of funds for others; as each of the above relates specifically to the field of cannabis and/or hemp.

Business Day. “Business Day” shall mean any day, other than Saturday, Sunday or when national banks in New York, New York are closed for business.

Closing Cash Payment. “Closing Cash Payment” shall have the meaning set forth in Section 1.2(a)(i).

Consent. “Consent” shall mean any approval, consent or authorization.

Contract. “Contract” shall mean any legally binding written or oral agreement or contract.

Damages. “Damages” shall mean any actual loss, damage, fee (including reasonable outside attorneys’ fees) or expense; provided, however, that in no event shall Damages include any special, indirect, incidental, consequential or punitive damages.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Fully Diluted Company Stock. shall mean as of the Closing Date, the sum of (i) all shares of Company Common Stock issued and outstanding and (ii) all shares of Company Common Stock issuable upon conversion, exchange or exercise of any Common Stock Equivalents of the Company.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; or (b) federal, state, local, municipal, foreign or other government.

Guaranty Agreement. “Guaranty Agreement” shall mean the agreement in the form of Exhibit C annexed hereto and made a part hereof, pursuant to which the Purchaser shall, in order to further secure payment of the Purchase Note, when due, provide a non-recourse guaranty to the Purchase Note by pledging to the Company Stockholders 100% of the shares of common stock of the Company, all upon the terms and conditions set forth in the Guaranty Agreement.

Indebtedness. “Indebtedness” shall mean, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, line of credit note, senior note or similar instruments, or upon which interest payments are customarily made; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the Ordinary Course of Business); (d) all obligations (including earn-out obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt and accrued expenses incurred in the ordinary course of business and due within one year of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person; (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (f) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); (g) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon; (h) all obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venture; and (i) obligations of such Person under non-compete agreements to the extent such obligations are quantifiable contingent obligations of such Person under generally accepted accounting principles.

Intellectual Property. “Intellectual Property.” shall mean all: (a) United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable) and improvements thereto; (b) United States and foreign trademarks, service marks, logos, trade dress and trade names or other source-identifying designations or devices; (c) United States and foreign copyrights and design rights, whether registered or unregistered, and pending applications to register the same; (d) Internet domain names and registrations thereof; (e) confidential ideas, trade secrets, computer software, including source code, derivative works, moral rights, know-how, works-in-progress, concepts, methods, processes, inventions, invention disclosures, formulae, reports, data, customer lists, mailing lists, business plans or other proprietary information; and (f) any and all other intellectual property rights throughout the world.

Knowledge. Information shall be deemed to be known to or to the “knowledge” of the Selling Parties if that information is actually known by any director or officer of such Selling Party. Information shall be deemed to be known or to the “knowledge” of the Purchaser if that information is actually known by any director, officer or manager of Purchaser.

Laws. “Laws” shall mean any federal, state or local law, statute, rule or regulation issued, enacted or promulgated by any Governmental Body.

Legal Proceeding. “Legal Proceeding” shall mean any suit, litigation or legal proceeding commenced by or before any court or other Governmental Body or any arbitrator or arbitration panel.

Lien. “Lien” means any mortgage, pledge, lien, encumbrance, charge, security interest, claim, right of first refusal, restriction, easement, option, or title defect of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other laws, which secures the payment of a debt (including any Tax) or the performance of an obligation.

Material Assets. “Material Assets” means any current, long-term, fixed, or intangible asset of the Company, which: (a) has a fair market value in excess of One Hundred Thousand ($100,000) Dollars, or (b) (i) has generated, or is expected to generate, revenues or other income for the Company, or (ii) has enabled, or is expected to enable, the Company to receive a credit against, or to offset any, liabilities of the Company (including, without limitation, Tax liabilities), in excess of One Hundred Thousand ($100,000) Dollars during either the current fiscal year or the next fiscal year.

Made Available. A document or any information shall be deemed to have been “Made Available” if such document or information was either: (a) uploaded to the virtual data room prepared and maintained by a Selling Party in connection with the Agreement; or (b) was otherwise delivered to Purchaser or to any Representative of Purchaser.

Material Adverse Effect. A violation or other matter will be deemed to have a “Material Adverse Effect” if such violation or other matter would have a material adverse effect on the business, results of operations or financial condition of the applicable party, taken as a whole; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect on the Company: (a) any adverse effect resulting from or arising out of the announcement or pendency of this Agreement or the Stock Purchase; (b) any adverse effect resulting from or arising out of general economic conditions; (c) any adverse effect resulting from or arising out of general conditions in the industries in which the Company operates to the extent that they do not disproportionately affect the Company, taken as a whole; (d) any adverse effect resulting from any changes to Law; or (e) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof.

Material Agreement. “Material Agreement” shall mean any agreement, Contract or commitment pursuant to which the Company is obligated to spend or receive, in the aggregate, more than $50,000 during either the current fiscal year or the next fiscal year.

Ordinary Course of Business. “Ordinary Course of Business” shall mean a course of business that is in the ordinary course of the Company’s Business and consistent with its past practices.

AEL Trust. “AEL Trust” shall have the meaning set forth in the Preamble.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Pledge Agreement. “Pledge Agreement” shall mean the agreement in the form of Exhibit D annexed hereto and made a part hereof, pursuant to which the Purchaser shall, in order to further secure payment of the Purchase Notes, when due, pledge to the Company Stockholders 100% of the Subject Shares.

Purchase Note. “Purchase Note” shall mean the senior secured convertible promissory note in the form of Exhibit B annexed hereto and made a part hereof.

Purchase Price. “Purchase Price” shall have the meaning set forth in Section 1.1(a).

Purchaser. “Purchaser” shall have the meaning set forth in the Preamble.

Representatives. “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

Sale of Control. “Sale of Control” shall mean, as applicable: (a) as to any or all of the Subject Companies, the sale of all or substantially all of the assets or securities of any of the Subject Companies, whether by merger, consolidation, tender offer, sale of Holdings Common Stock or sale of assets, to any Person who is not an Affiliate of Holdings in a transaction or series of transactions whereby the power to elect the board of directors of any or all of the Subject Companies shall pass to such non-Affiliate Person or its Affiliates; or (b) as to Holdings, the sale of either (i) a majority of the then outstanding shares of voting Common Stock or voting capital stock of Holdings, or (ii) all or substantially all of the assets or securities of Holdings, whether by merger, consolidation, tender offer, sale of Holdings Common Stock or sale of assets, to any Person who is not an Affiliate of Holdings in a transaction or series of transactions whereby the power to elect the board of directors of Holdings shall pass to such non-Affiliate Person or its Affiliates.

Selling Parties. “Selling Parties” shall have the meaning set forth in the Preamble.

Stock Purchase. “Stock Purchase” shall have the meaning set forth in the Recitals.

Subject Companies. “Subject Companies” shall mean the collective reference to Holdings and Trans-High Group.

Subject Shares. “Subject Shares” shall have the meaning set forth in the Recitals.

Subsidiary. “Subsidiary” shall mean, as to any Person, a corporation, partnership, limited partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership, limited partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company, or any New Subsidiary.

Tax. “Tax” shall mean any tax (including any income tax, franchise tax, value-added tax, excise tax, transfer tax, sales tax, use tax, property tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return. “Tax Return” shall mean any return, report, statement, schedule, form, election, or certificate filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Trans-High Group. “Trans-High Group” shall mean the collective reference to the Company and its direct and indirect Subsidiaries, now existing or hereafter formed or acquired.

EXHIBIT B

FORM OF PURCHASE NOTE

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE MAKER.

HIGHTIMES HOLDING CORP.

CONVERTIBLE NOTE

Issuance Date: as of ___________	$_________[1]

FOR VALUE RECEIVED, HIGHTIMES HOLDING CORP., a Delaware corporation (referred to herein as the “Maker”) with a business address at 10951 West Pico Boulevard, Suite 102, Los Angeles, CA 90064, hereby unconditionally agrees and promises to pay to the order of ___________________________________ and/or his or its successors and assigns (the “Holder”), at the office of the Holder located at ________________________________________, or such other place as the Holder may from time to time designate, in lawful money of the United States of America, the principal sum of __________________________________________ ($________) DOLLARS (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate (as defined below).

Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in Amended and Restated Stock Purchase Agreement, dated as of February 14, 2017 (the “Purchase Agreement”) among Maker, Trans-High Corporation (the “Company”) and the Company Stockholders. In the event of a conflict between the terms of this Note and the Purchase Agreement, then the terms of the Purchase Agreement shall govern. This Note is one of the Purchase Notes being issued by the Maker to the Company Stockholders under the Purchase Agreement and is convertible in accordance with the terms of this Purchase Note.

1. Principal Indebtedness of the Note. The unpaid Principal Indebtedness of this Purchase Note (the “Note”) shall be payable in nine (9) equal quarterly installments (each a “Principal Installment”) aggregating $__________2 each, commencing six (6) months following the Issuance Date, together with accrued interest on the unpaid Principal Indebtedness, calculated on a quarterly basis as set forth below, and the _______3 aggregate remaining principal balance (plus accrued interest) shall be due and payable at the end of the 12th and final quarter which shall be February 28, 2020 (the “Maturity Date”).

1 $30,000,000 as to all Purchase Notes

2 $1,500,000 as to all Purchase Notes

3 $16,500,000 as to all Purchase Notes

2. Interest. Interest shall be payable on the outstanding Principal Indebtedness (“Interest”) at the rate of eight (8%) percent per annum (the “Interest Rate”) and shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. Interest shall be payable in cash, quarterly in arrears, commencing six (6) months following the Issuance Date.

3. Default Interest Rate. During any period in which an Event of Default has occurred and is continuing, Interest shall accrue on the outstanding Principal Indebtedness at the rate per annum equal to twelve (12%) percent (the “Default Interest Rate”), compounded monthly; provided, however, that in no event shall Maker be obligated to pay Interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

4. Collateral and Intercreditor Agreement.

(a) All obligations of the Maker under this Note and the other Purchase Notes shall be: (i) unconditionally guaranteed by the Company (“Guarantor”) pursuant to the Guaranty Agreement; and (ii) secured by a pledge by the Maker in favor of each of the Company Stockholders, as pledge holder, of the outstanding Subject Shares of the Company pursuant to the Pledge Agreement, both dated of even date herewith, and as the same may subsequently be amended, modified or restated.

(b) This Note and all payment and other obligations of the Maker and Guarantor to the Holder are subject to the terms of an intercreditor and subordination (the “Intercreditor Agreement”), dated of even date herewith, among the Maker, the Company, the Subsidiaries of the Company, the former stockholders of the Company, and the Senior Lender, (in form and content annexed as Exhibit K to the Purchase Agreement), as the same may subsequently be amended, modified or restated

5. Conversion of Note.

(a) Notwithstanding anything to the contrary, express or implied, contained in this Note, if at any time prior to the Maturity Date, the Maker or another “Issuer” (as defined in the Purchase Agreement) consummates an “Approved Public Listing” (as defined in the Purchase Agreement), this Note and all other Purchase Notes shall automatically, and without any further action on the part of the Maker or other Issuer, on one hand, or the Holder of this Note and/or other holders of other Purchase Notes (together with the Holder, the “Noteholders”), on the other hand, convert into shares of the non-voting Class B Common Stock of the Maker (as set forth in its amended and restated certificate of incorporation) or shares of non-voting common stock of any other Issuer, at a conversion price equal to the closing day market price of the Issuer’s common stock on the first trading day that the automatic conversion of this Note and the other Purchase Notes is announced formally to the public (the “Conversion Price”); which announcement may be included in the final registration statement and prospectus declared effective by the Securities and Exchange Commission (a “Conversion Event”).

(b) In the event that such Conversion Event shall occur, the Maker or other Issuer shall, not later than ten (10) Business Days following such Conversion Event, issue and deliver to the Holder of this Note a stock certificate evidencing that number of shares of common stock of the Maker or other Issuer as shall be determined by dividing (i) the then unpaid Principal Amount of this Note, together with all interest at the Interest Rate accrued hereon, by (ii) the Conversion Price; at which time this Note shall be deemed to be cancelled and without any further force or effect.

(c) Promptly following the occurrence of a Conversion Event, the Issuer shall register for resale under the Securities Act of 1933, as amended, a portion of the Conversion Shares for the benefit of the Noteholders, all as contemplated by the Registration Rights Agreement referred to in the Purchase Agreement

6. Events of Defaults. Subject at all times to the provisions of the Intercreditor Agreement, the Holder is hereby authorized to declare all or any part of the entire outstanding Principal Indebtedness of this Note plus all Interest accrued thereon (the “Indebtedness”) immediately due and payable upon the occurrence and during the continuation of any of the following events (each, an “Event of Default”):

(a) the failure of Maker or the Company (collectively, the “Obligors”) to pay each Principal Installment and the remaining Principal Indebtedness of this Note and all accrued Interest hereon when the same shall be due and payable, which failure is not cured by either of the Obligors within five (5) Business Days after written notice of such failure to pay has been given by the Holder to the Maker; or

(b) the breach by the Maker of any material covenant or agreement on its part to be performed under the Purchase Agreement or any document, instrument or agreement executed and delivered in connection with the transactions contemplated by the Purchase Agreement, which breach, if capable of being cured, is not cured by the Maker within thirty (30) days after written notice of such breach describing in reasonable detail the nature of the alleged breach has been given by Holder to the Maker; or

(c) the filing by either of the Obligors of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute, or either Obligor’s consent to or acquiescence in any such filing by a third party, or either of the Obligors shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(d) the making by either of the Obligors of an application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of creditors by either of the Obligors, or their consent to or acquiescence in any such application by a third party or either of the Obligors shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(e) the insolvency of either of the Obligors or the failure of either of the Obligors generally to pay its debts as such debts become due; or

(f) the dissolution, winding up, or termination of the business or cessation of operations of either of the Obligors (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of either of the Obligors pursuant to the provisions of their charter documents), or either of the Obligors shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(g) the occurrence of any “Event of Default” under and as defined in the Line of Credit Agreement or in any other material document, instrument or agreement executed and delivered in connection with the transactions contemplated by the Purchase Agreement that has not been cured within any applicable cure period or waived by the Holders.

7. Prepayment. All payments shall be applied first to Interest and then to Principal Indebtedness. Maker shall be permitted to prepay any amounts contemplated under this Note in full or in part prior to the Maturity Date, provided that each partial prepayment shall be applied to the remaining Installments in the inverse order of maturity.

8. Governing Law. The provisions of this Note shall be construed according to the internal substantive laws of the State of Delaware without regard to conflict of laws principles. If any provision of this Note is in conflict with any statute or rule of law of the State of Delaware or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed to be restated so that it may be enforced to the fullest extent permitted by law, and the remainder of this Note shall remain in full force and effect.

9. Acceleration. It is agreed that time is of the essence in the performance of this Note. Upon the occurrence and during the continuation of an Event of Default under this Note that is not cured within the applicable cure period, if any, set forth in herein, the Holder shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and interest evidenced by this Note immediately due and payable; provided, however, that upon the occurrence of an Event of Default described in Section 6(c), 6(d), 6(e) or 6(f), the principal of and accrued interest and all other amounts due and owing under this Note (if not then due and payable) shall become due and payable immediately, without presentment, demand, notice, protest, declaration or any other requirement of any kind, all which Maker expressly waives.

10. Fees. Maker shall pay all of Holder’s reasonable fees and costs incurred in the preparation of this Note and any related documents. If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, Maker shall pay all reasonable costs of collection including reasonable attorneys’ fees.

11. Waivers. Maker hereby waives diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

12. Transfer. This Note may be transferred or assigned, in whole or in part, by the Holder at any time subject to the limitations set forth in the Purchase Agreement and herein. The term “Holder” as used herein shall also include any transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

13. Priority. All claims of the Holder to full payment of the outstanding Principal Indebtedness and accrued Interest thereon set forth herein shall be a senior secured obligation of the Maker and each Guarantor.

14. Uncondional Obligation. The obligation of Maker to repay the Principal Indebtedness under this Note, together with all Interest accrued thereon, is absolute and unconditional, and there exists no right of set off, recoupment, counterclaim or defense of any nature whatsoever to the Maker’s obligation to make payment of this Note.

15. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in Section 8.02 of the Purchase Agreement.

16. Maker acknowledges that Holder’s willingness to issue this Note is based on the facts represented to Holder by Maker as set forth in the Purchase Agreement.

HOLDER AND MAKER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR MAKER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE. MAKER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

IN WITNESS WHEREOF, this Note has been executed by Maker as of the day and year first set forth above.

HIGHTIMES HOLDING CORP.

By:
Name:	Adam E. Levin
Title:	Chief Executive Officer

EXHIBIT C

FORM OF GUARANTY AGREEMENT

Final Form

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made as of October [●], 2017 by and among (i) Origo Acquisition Corporation, a Cayman Islands company which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below), as “High Times Media Corporation”, a Nevada corporation (including any successor entity thereto, the “Company”), (ii) Jose Aldeanueva, solely in his capacity under the Merger Agreement as the OAC Representative (including any successor OAC Representative appointed pursuant to and in accordance with the Merger Agreement, the “OAC Representative”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, the Company, Hightimes Holding Corp., a Delaware corporation (“HTH”), HTHC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and the OAC Representative, are parties to that certain Merger Agreement, dated as of July 21, 2017 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into HTH, with HTH continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, all of the issued and outstanding capital stock of HTH and Company Common Stock Equivalent Securities as of the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive, or otherwise convert into, the Merger Consideration or other consideration (including OAC Assumed Options) as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, Holder is a holder of the capital stock of HTH and/or Company Common Stock Equivalent Securities in such amounts as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the Company, the OAC Representative and Holder desire to enter into this Agreement, pursuant to which the OAC Shares to be issued to Holder as Merger Consideration or upon exercise of OAC Assumed Options (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period commencing from the Closing and (i), with respect to fifty percent (50%) of each type of the Restricted Securities, ending on the earlier of (A) the one (1) year anniversary of the date of the Closing, and (B) the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property (a “Subsequent Transaction”), and (ii), with respect to the remaining fifty percent (50%) of the Restricted Securities, ending on the earliest of (A) the one (1) year anniversary of the date of the Closing, (B) the date after the Closing on which the Company consummates a Subsequent Transaction and (C) the date on which the closing sale price of the OAC Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing (the “Lock-Up Period”): (x) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (z) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (x), (y) or (z) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (x), (y) or (z), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee, (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, (IV) transfers, sales, tenders or other dispositions of Restricted Securities to a bona fide third party pursuant to a tender offer or any merger, liquidation, consolidation or other business combination (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Restricted Securities in connection with any such transaction, or vote any Restricted Securities in favor of any such transaction); provided that all Restricted Securities subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Restricted Securities subject to this agreement shall remain subject to the restrictions herein, or (V) transfers with the prior written consent of the Company and the OAC Representative; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Company and the OAC Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (2) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (3) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder or (5) to any affiliate of Holder or to any investment fund or other entity controlled by Holder. Holder further agrees to execute such agreements as may be reasonably requested by the Company or the OAC Representative that are consistent with the foregoing or that are necessary to give further effect thereto. Notwithstanding the foregoing, in the event that any holder of capital stock of the Company that signed a lock up agreement substantially in the same form as this Agreement is permitted to sell or otherwise transfer or dispose of any securities subject to such lock-agreement for value (whether in one or multiple releases), then the Company shall so notify the Holder in writing and the same percentage of the Holder’s Restricted Securities shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2017, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Termination of Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder. If the OAC Representative is replaced in accordance with the terms of the Merger Agreement, the replacement OAC Representative shall automatically become a party to this Agreement as if it were the original OAC Representative hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means not covered by any other clause of this Section 2(g), with affirmative confirmation of receipt, (iii) by electronic mail, provided that the sending party does not receive an automated rejection notice, (iv) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (v) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company after the Closing, to:		With copies to (which shall not constitute notice):

High Times Media Corporation		CKR Law, LLP
5520 Wilshire Boulevard		1800 Century Park East, 14th floor
Los Angeles, CA 90036		Los Angeles, California 90067
Attn:	Adam E. Levin, CEO	Attn:	Stephen A. Weiss, Esq.
Tel:	310-774-0100	Tel:	(310) 400-0110
Email:	adam@orevacap.com	Email:	sweiss@ckrlaw.com

If to the OAC Representative, to:	With a copy to (which shall not constitute notice):

Jose M. Aldeanueva	Ellenoff Grossman & Schole, LLP
1345 Avenue of the Americas, 11th Floor
[_____________]	New York, NY 10105
[_____________]	Attn:	Douglas Ellenoff, Esq.
Tel: [___________]		Stuart Neuhauser, Esq.
Email: jaldea@aol.com	Fax:	(212) 370-7889
	Tel:	(212) 370-1300
	Email:	ellenoff@egsllp.com
sneuhauser@egsllp.com

If to Holder, to:  the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, the OAC Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages may be inadequate and the Company (and the OAC Representative on behalf of the Company) may have no adequate remedy at law, and agrees that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company and the OAC Representative shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate to the extent so determined by a court with competent jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company and the OAC Representative or any of the obligations of Holder under any other agreement between Holder and the Company or the OAC Representative or any certificate or instrument executed by Holder in favor of the Company or the OAC Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or the OAC Representative or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile.  This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

The Company:
Origo Acquisition Corp.

By:
Name:
Title:

The OAC Representative:

Jose Aldeanueva, in his capacity under the Merger Agreement as the OAC Representative

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [                                                                               ]

By:
Name:
Title:

Number and Type of Shares of HTH Capital Stock and/or Company Common Stock Equivalent Securities:

HTH Capital Stock:

Company Common Stock Equivalent Securities:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

EXHIBIT D

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”), is entered into this __ day of ________________ 2017, by and among HIGHTIMES HOLDING CORP., a Delaware corporation and/or its assigns (“Pledgor”) and COWAN, DEBAETS, ABRAHAMS & SHEPPARD LLP (the “Collateral Agent”), acting in its capacity as collateral agent for the former stockholders of TRANS-HIGH CORPORATION, a New York corporation (the “Company”), as “Pledgees”.

RECITALS

WHEREAS, the Pledgor, the Company and the Pledgees are parties to that certain Stock Purchase Agreement, dated as of December ___, 2016 (the “Stock Purchase Agreement”), pursuant to which and upon the terms, covenants and conditions contained therein, as at the Closing Date (defined in the Stock Purchase Agreement), the Pledgor acquired 100% of the capital stock of the Company from the Pledgees and amongst other consideration, issued to the Pledgees a series of 8% senior secured convertible installment promissory notes aggregating Thirty Million ($30,000,000) Dollars (the “Purchase Notes”), as set forth in the Stock Purchase Agreement;

WHEREAS, to secure payment of the Purchase Notes, the Pledgor has agreed to pledge to the Pledgees all of the Subject Shares of the Company acquired by Pledgor under the Stock Purchase Agreement; and

WHEREAS, as at the Closing Date (as set forth in the Stock Purchase Agreement), Pledgor shall be the record and beneficial owner of 100% of the outstanding capital stock of the Company which represent the Subject Shares and the Collateral under this Pledge Agreement;

WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement, that this Pledge Agreement shall have been executed and delivered by the Pledgor, pledging all of the Subject Shares of the Company for the ratable benefit of the Pledgees; and

WHEREAS, this Pledge Agreement is given by the Pledgor in favor of the Pledgees to secure the payment and performance of all of the Obligations set forth under the Purchase Notes; and

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms, when used herein, including the term “Borrower” shall have the meaning ascribed to such term in the Purchase Notes. Any capitalized terms not defined therein but defined in the Uniform Commercial Code, shall have the meanings given thereto under the Uniform Commercial Code of the State of California. As used herein, “Obligations” shall mean and include all of the obligations of the Borrower to make timely payments under the Purchase Notes.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Obligations of the Borrower, the Pledgor hereby pledges and grants to the Pledgees, a continuing security interest in any and all right, title and interest of Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”); provided, however, that, notwithstanding anything to the contrary, express or implied, contained in this Agreement, the Obligations and the security interest created in the Pledged Collateral pursuant to this Agreement are subject and subordinate at all times to the rights of the “Senior Lenders” as that term is defined in a certain subordination and intercreditor agreement, dated of even date herewith, among the Borrowers, the Pledgor, the Pledgees and such Senior Lenders (the “Intercreditor Agreement”).

(a) Pledged Securities. As used herein, the term “Pledged Securities” shall mean and include: (a) an aggregate of One Hundred Percent (100%) of the issued and outstanding capital stock of each of the Company and all voting rights and other rights pertaining to the ownership thereof, which Pledged Securities shall include, without limitation:

(i) all shares, securities, or other equity interests (x) representing a dividend on any of the Pledged Securities, or representing a distribution or return of capital upon or in respect of the Pledged Securities, or resulting from a split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the Borrower in respect of, the Pledged Securities and (y) otherwise issued by the Company to the Borrower after the date hereof; and

(ii) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under the Purchase Notes, in the event of any consolidation, merger or amalgamation involving the Company or any Pledged Securities and in which such Company is not the surviving entity, all shares or other securities of each class of the Pledged Securities of the successor entity formed by or resulting from such consolidation, merger or amalgamation.

(b) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that the Pledgor may from time to time hereafter pledge and deliver additional shares of Pledged Securities to the Pledgees as collateral security for the Obligations. Upon such pledge and delivery to the Pledgees, such additional shares of Pledged Securities shall be deemed to be part of the Pledged Collateral and shall be subject to the terms of this Pledge Agreement whether or not the Stock Purchase Agreement is amended to refer to such additional shares.

3. Security for Obligations. Subject at all times to the Intercreditor Agreement, the security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter incurred under the Purchase Notes.

4. Delivery of the Pledged Collateral; Perfection of Security Interest. Pledgor hereby agrees that:

(a) Delivery of Certificates and Instruments. It is the intent of Pledgor and Pledgees that the security interest herein granted be perfected by “control” (as defined in Section 8-106 of the Uniform Commercial Code). Pledgor shall deliver as security to the Collateral Agent on behalf of the Pledgees (i) simultaneously with the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Securities owned by Pledgor, together with share powers or other instruments of transfer executed in blank form, and (ii) promptly upon the receipt thereof by or on behalf of Pledgor, all other certificates and instruments constituting Pledged Collateral owned by Pledgor. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank. Pledgor agrees to make entries in the share registers and other books and records of the Company (and to cause the issuer of the Pledged Securities of Pledgor to make entries in the share registers and other books and records) noting the pledge of the Pledged Collateral made pursuant to this Agreement.

(b) Additional Securities. If Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, amalgamation, sale of assets, combination of Pledged Securities, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in Pledged Securities; or (iv) distributions of Pledged Securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Pledgees, shall segregate it from Pledgor’s other property and shall deliver it forthwith to the Collateral Agent on behalf of the Pledgees in the exact form received accompanied by duly executed instruments of transfer or assignment in blank to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.

(c) Financing Statements; Other Perfection Actions. Pledgor hereby authorizes the Pledgees to prepare and file such financing statements (including continuation statements and financing change statements) or amendments thereof or supplements thereto or other instruments as the Pledgees may from time to time deem reasonably necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, any financing statement that describes the Pledged Collateral as “all personal property” or “all assets” of Pledgor or that describes the Pledged Collateral in some other manner as the Pledgees deem necessary or advisable. Pledgor shall also execute and deliver to the Pledgees and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations, amendments and restatements of existing documents, and any documents as may be necessary if the law of any jurisdiction other than Delaware becomes or is applicable to the Pledged Collateral or any portion thereof, in each case as the Pledgees may reasonably request) and do all such other things as the Pledgees may reasonably deem necessary or appropriate (i) to perfect the Pledgees’ security interests hereunder, including such financing statements (including continuation statements and financing change statements) or amendments thereof or supplements thereto or other instruments as the Pledgees may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate jurisdictions, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Pledgees of its rights and interests hereunder. Pledgor agrees to mark its books and records (and to cause the issuer of the Pledged Securities of Pledgor to mark its books and records) to reflect the security interest of the Pledgees in the Pledged Collateral.

5. Representations and Warranties. Pledgor hereby represents and warrants to the Pledgees, for the benefit of the Pledgees, that so long as any of the Obligations (other than contingent indemnity obligations that survive termination of the Stock Purchase Agreement pursuant to the stated terms thereof) remain outstanding or any Loan Document is in effect, and until all of the Obligations shall have been terminated:

(a) Authorization of Pledged Securities. The Pledged Securities are duly authorized and validly issued, are fully paid and non-assessable and are not subject to the preemptive rights of any Person. All other shares of Pledged Securities constituting Pledged Collateral are duly authorized and validly issued, fully paid and non-assessable and not subject to the preemptive rights of any Person.

(b) Title. Upon the Closing Date, the Pledgor shall have good and indefeasible title to the Pledged Collateral and will at all times following the Closing Date be the legal and beneficial owner of such Pledged Collateral free and clear of any lien, other than the lien created by this Agreement or the Stock Purchase Agreement. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Securities of Pledgor.

(c) Exercising of Rights. The exercise by the Pledgees of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting Pledgor or any of its property.

(d) Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the issuer of any Pledged Securities or third party is required either (i) for the pledge made by Pledgor or for the granting of the security interest by Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Pledgees or its nominee of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

(e) Ownership. As of the Closing Date, Pledgor is the sole, direct, legal and beneficial owner of all Pledged Securities and has good and marketable title to all its Pledged Collateral, and none of such property is subject to any lien, claim, option or right of others except for the liens permitted under the Purchase Notes. No person other than the Pledgor has control or possession of all or any part of the Pledged Collateral.

(f) Security Interest/Priority. This Pledge Agreement creates a legal, valid, and enforceable security interest in favor of the Pledgees in the Pledged Collateral. The taking possession by the Pledgees of the certificates, if any, representing the Pledged Securities and all other certificates and instruments constituting Pledged Collateral will perfect and establish the priority of the Pledgees’ security interest in all certificated Pledged Securities and such certificates and instruments. If applicable, the filing of UCC financing statements in the State of Delaware and any other applicable states will result in the Pledgees receiving a priority perfected security interest in all pledged Uncertificated Securities consisting of partnership or limited liability company interests that do not constitute a Security pursuant to Section 8-103(c) of the UCC. With respect to any Pledged Collateral consisting of an Uncertificated Security or a Security Entitlement or any Pledged Collateral held in a Securities Account, upon execution and delivery by the applicable Pledgor, the Pledgees and the applicable Securities Intermediary or the applicable issuer of the Uncertificated Security of an agreement granting control to the Pledgees over such Pledged Collateral, the Pledgees shall have a priority perfected security interest in such Pledged Collateral. Except as set forth in this Section, no action is necessary to perfect the Pledgees’s security interest.

(g) Not Subject to any Defense. No Pledged Collateral pledged by Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against Pledgor by any person with respect thereto.

(h) Pledged Collateral Information. All information set forth herein, including the schedules annexed hereto is accurate and complete.

(i) Claims. All claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such claims constitute a Permitted Lien as set forth in the Stock Purchase Agreement.

6. Covenants. The Pledgor hereby covenants, that so long as any of the Obligations remain outstanding or any Purchase Notes are in effect, the Pledgor shall:

(a) Perfection of Certificated Pledged Collateral. Agree that all certificates, agreements, promissory notes or instruments representing or evidencing the Pledged Collateral acquired by Pledgor after the date hereof, shall immediately upon receipt thereof by Pledgor be held by or on behalf of and delivered to the Pledgees in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgees.

(b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral at its own expense against the claims and demands of all other parties claiming an interest therein; keep the Pledged Collateral free from all liens, other than the liens created under this Agreement; and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral or any interest therein, except as permitted upon the Pledgor’s receipt of the Pledgees’s written consent to transfer the subject Pledged Collateral or as otherwise permitted under the Purchase Notes.

(c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Pledgees may request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Pledgees, filing of UCC financing statements and any and all other actions reasonably necessary to satisfy the Pledgees that the Pledgees has obtained a first priority perfected security interest in all Pledged Collateral); (ii) enable the Pledgees to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral; (iii) provide the Pledgees or its nominee with “control” of the Pledged Collateral (as defined in Section 8-106 of the Uniform Commercial Code).

(d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto or as may be permitted under the Stock Purchase Agreement.

(e) No Transfer of Pledged Collateral. Not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any lien on, any of the Pledged Collateral pledged by it hereunder or any interest therein.

(f) Issuance or Acquisition of Pledged Securities. Not without executing and delivering, or causing to be executed and delivered, to the Pledgees such agreements, documents and instruments as the Pledgees may reasonably require, issue or acquire any Pledged Securities or hold any Pledged Securities that consists of an interest in a partnership or a limited liability company which (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a security or a financial asset.

(g) Change in Name, Jurisdiction of Organization, Etc. To the extent controlled by Pledgor and except upon not less than 30 days’ prior written notice to the Pledgees and delivery to the Pledgees of all additional financing statements, information and other documents reasonably requested by the Pledgees to maintain the validity, perfection and priority of the security interests provided for herein, Pledgor shall not:

(i) change its legal name, identity, type of organization or corporate structure;

(ii) change the location of its chief executive office or its principal place of business;

(iii) change its Federal Taxpayer Identification Number or organizational identification number (if any); or

(iv) change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction or filing a certificate of conversion or similar document).

Pledgor shall take all actions reasonably requested by the Pledgees to maintain the perfection and priority of the security interest of the Pledgees for the ratable benefit of the Secured Parties in the Pledged Collateral intended to be granted hereunder.

7. Performance of Obligations; Advances by Pledgees. On failure of Pledgor to perform any of the covenants and agreements contained herein, the Pledgees may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Pledgees may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a lien or potential lien, expenditures made in defending against any adverse claim and all other expenditures which the Pledgees may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgor on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the rate set forth in the Purchase Notes. No such performance of any covenant or agreement by the Pledgees on behalf of Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the terms of this Pledge Agreement or the other Purchase Notes. The Pledgees may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Events of Default. The occurrence of an event which under the Purchase Notes would constitute an Event of Default (as defined in the Purchase Notes) shall be an event of default hereunder (an “Event of Default”).

9. Remedies. The Pledgor does hereby acknowledge and agree as follows:

(a) General Remedies. Subject at all times to the provisions of the Intercreditor Agreement and the Subordination Agreement (as such terms are defined in the Stock Purchase Agreement), upon the occurrence of an Event of Default and during the continuation thereof, the Pledgees shall have in respect of the Pledged Collateral, in addition to the rights and remedies provided herein, in the other Purchase Notes, or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

(b) Sale of Pledged Collateral. Subject at all times to the provisions of the Intercreditor Agreement and the Subordination Agreement, upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, and without any obligation of the Pledgees to proceed against Pledgor or any other assets of Pledgor, the Pledgees may, in its discretion, exercise any or all rights available upon default to a secured party under the Uniform Commercial Code of the State of California, including without limitation the right to sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Pledgees may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, Pledgees may in such event, bid for the purchase of such securities or cause all or any portion of the Pledged Collateral to be transferred into Pledgees’s name or the name of its nominee and exercise all rights, powers and remedies of an owner. Pledgor agrees that Pledgees has no obligation to preserve rights to the Pledged Collateral or marshaling any Pledged Collateral for the benefit of any Person. Pledgees may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral and may specifically disclaim any warranties of title or the like without affecting the commercial reasonableness of the sale of any of the Pledged Collateral. Pledgees is hereby granted a license or other right to use, without charge, Pledgor’s labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Pledged Collateral and Pledgor’s rights under all licenses and all franchise agreements shall inure to Pledgees’s benefit. Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to Pledgor, in accordance with the notice provisions of the Stock Purchase Agreement at least five (5) days before the time of such sale. The Pledgees shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Pledgees may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Registration of Stock. Subject at all times to the provisions of the Intercreditor Agreement and the Subordination Agreement, if the Pledgees elects to exercise its right to sell any Pledged Collateral pursuant to this Agreement and if in the opinion of the Pledgees it is necessary or advisable to have the Pledged Collateral (or the portion to be sold) registered under the provisions of the Securities Act, the Pledgor will, at any time and from time to time upon the written request of the Pledgees, use its best efforts to take or cause the issuer of such Pledged Collateral to take such action, and prepare, distribute and file such documents, as are necessary or advisable in the reasonable opinion of counsel for the Pledgees to permit the public sale of such Pledged Collateral including to (a) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments, agreements and documents, and do or cause to be done all such other acts as may be, in the opinion of the Pledgees, necessary or advisable to register and sell such Pledged Collateral in compliance with the Securities Act, (ii) use its best efforts to cause the related registration statement to become and remain effective for a period of one year from the date of the first public offering of such Pledged Collateral, and (b) make all amendments thereto and/or to the related prospectus which, in the opinion of the Pledgees, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto or in the opinion of any underwriters selected by the Pledgees to effectuate such purchase. Pledgor further agrees to indemnify, defend and hold harmless the Pledgees, any underwriter and their respective directors, officers, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel to the Pledgees), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to Pledgor or the issuer of such Pledged Collateral by the Pledgees expressly for use therein. Pledgor further agrees, upon written request, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to (i) qualify, file or register, any of the Pledged Collateral under the “Blue Sky” or other securities laws of such states as may be requested by the Pledgees and keep effective all such qualifications, filings or registrations and (ii) to promptly make available to its security holders an earnings statement which will satisfy the provisions of section 11(a) of the Securities Act. Pledgor will bear all costs and expenses of carrying out its obligations under this subsection (c).

(d) Private Sale. Subject at all times to the provisions of the Intercreditor Agreement and the Subordination Agreement, upon the occurrence of an Event of Default and during the continuation thereof, the Pledgor recognizes that the Pledgees may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Pledgees may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgees shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933 or under any equivalent Canadian securities legislation. Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933 or under any equivalent Canadian securities legislation), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933 or under any equivalent Canadian securities legislation, and the Pledgees may, in such event, bid for the purchase of such Pledged Collateral.

(e) Surplus. Pursuant to a sale of the Pledged Collateral, any surplus arising after the full payment and satisfaction of the Obligations shall be returned to the Pledgor or in accordance with the determination of a court of competent jurisdiction.

(f) No Waiver and Cumulative Remedies. No failure on the part of the Pledgees to exercise, no course of dealing with respect to, and no delay on the part of the Pledgees in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Pledgees be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

(g) Pledgor’s Agreements.

(1)       If the Pledgees determines to exercise its right to sell all or any of the Pledged Collateral pursuant to this Agreement, Pledgor agrees that, upon request of the Pledgees, Pledgor will, at its own expense:

(i) provide the Pledgees with such information and projections as may be necessary or, in the opinion of the Pledgees, advisable to enable the Pledgees to effect the sale of such Pledged Collateral; and

(ii) do or cause to be done all such other acts and things as may be necessary to make the sale of such Pledged Collateral valid and binding and in compliance with all applicable requirements of law.

(2) To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against the Pledgees arising out of the exercise by it of any rights hereunder. The Pledgor hereby waives presentment, notice of dishonor, and protest of all instruments included in or evidencing any of the secured obligations and Pledged Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).

10. Collateral Agent and Rights of the Pledgees.

(a) Power of Attorney. Each of the Pledgor hereby designates and appoints, and by their execution of the Stock Purchase Agreement, each of the Company Stockholders has designated and appointed the law firm of Cowan, DeBaets, Abrahams & Sheppard LLP, as collateral agent on behalf of the Pledgees (the “Collateral Agent”) , and as attorney-in-fact of Pledgor and Pledgees, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral, all as the Pledgees may reasonably determine in respect of such Pledged Collateral;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Pledged Collateral and, in connection therewith, give such discharge or release as the Pledgees may deem reasonably appropriate;

(iv) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Pledgees or as the Pledgees shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, financing change statement, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Pledgees may determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

(ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, amalgamation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Pledgees may determine;

(x) to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Pledgees or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 9 hereof; and

(xi) to do and perform all such other acts and things as the Pledgees may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Obligations remain outstanding or any Purchase Note is in effect. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to perfect, protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Assignment by the Pledgees. The Pledgees may from time to time assign the Obligations or any portion thereof and/or the Pledged Collateral or any portion thereof to a successor Collateral Agent, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

(c) The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Collateral Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgor. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(d) Voting, Dividend and Distribution Rights in Respect of the Pledged Collateral.

(i) Notwithstanding anything to the contrary, express or implied, set forth in this Pledge Agreement, so long as no Event of Default shall have occurred and be continuing, Pledgor may vote the Pledged Securities and receive and retain any and all dividends (other than dividends payable in the form of Pledged Securities and other dividends constituting Pledged Collateral which are required to be delivered to the Pledgees pursuant to Section 4 above), distributions or interest paid in respect of the Pledged Collateral.

(ii) Upon the occurrence and during the continuation of an Event of Default, but subject at all times to the provisions of the Intercreditor Agreement and the Subordination Agreement:

(A) all rights of Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon be vested in the Pledgees which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B) all dividends, distributions and interest payments which are received by Pledgor contrary to the provisions of clause (A) of this subsection (ii) shall be received in trust for the benefit of the Pledgees, shall be segregated from other property or funds of Pledgor, and shall be forthwith paid over to the Pledgees as Pledged Collateral in the exact form received, to be held by the Pledgees as Pledged Collateral and as further collateral security for the Obligations.

(iii) In the event that a Default shall be waived or cured or an Event of Default shall be waived, Pledgor shall again have the rights to receive dividends, distributions and interest to the extent set forth in subsection (i) of this Section 10(d).

(e) Release of Pledged Collateral. The Pledgees may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a priority lien on all Pledged Collateral not expressly released or substituted.

11. Termination of Agreement. Notwithstanding anything to the contrary, express or implied, contained in this Pledge Agreement, the Pledgees and the Collateral Agent hereby jointly and severally agree that this Pledge Agreement shall terminate and all of the rights of the Pledgees and the Collateral Agent in and to the Pledged Collateral shall terminate upon the earlier to occur of either of the following (each a “Termination Event”):

(a)   payment in full of all of the principal amount of and accrued interest on the Obligations owed by the Borrower to the Pledgees, as set forth in the Purchase Notes, or

(b)   the automatic conversion of the Purchase Notes into shares of Class B Common Stock of the Pledgor or shares of non-voting common stock of another “Issuer” (as defined in the Stock Purchase Agreement) and as contemplated by Section 5 of the Purchase Notes.

Upon the occurrence of a termination Event, the Collateral Agent shall promptly return to the Pledgor all of the Pledged Securities and all other Pledged Collateral.

12. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Pledgees employ counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Pledge Agreement or with respect to the Pledged Collateral, then the Pledgor agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Pledgees, all of which costs and expenses shall constitute Obligations hereunder.

13. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect for so long as any of the Obligations remain outstanding or the Stock Purchase Agreement is in effect. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Pledgees shall, upon the request and at the expense of the Pledgor, forthwith release all of the liens and security interests granted hereunder and shall deliver all UCC termination statements and/or other documents reasonably requested by the Pledgor evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Pledgees as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Pledgees in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

14. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except with the written consent of the parties hereto.

15. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Pledgees hereunder, to the benefit of the Pledgees and its successors and permitted assigns; provided, however, that the Pledgor may not assign its rights or delegate its duties hereunder except as permitted under the Stock Purchase Agreement. To the fullest extent permitted by law, Pledgor hereby releases the Pledgees and its designated nominees, each of their respective officers, employees and agents and each of their respective successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Pledgees or such nominee or their respective officers, employees and agents, in each case as determined in a final, nonappealable verdict by a court of competent jurisdiction.

16. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with the Stock Purchase Agreement.

17. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of the Pledge Agreement by facsimile or other electronic means shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Pledgees.

18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.

19. Governing Law; Submission to Jurisdiction and Service of Process; Waiver of Jury Trial; Venue. EXCEPT TO THE EXTENT THAT THE UNIFORM COMMERCIAL CODE OF THE STATE OF DELAWARE SHALL APPLY UNDER APPLICABLE LAW, THIS AGREEMENT AND THE OBLIGATIONS OF THE PLEDGOR HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN GENERAL OBLIGATIONS LAW §5-1401 AND §5-1402). PLEDGOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE PLEDGOR BY MAIL AT THE ADDRESS SPECIFIED IN THE STOCK PURCHASE AGREEMENT. PLEDGOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

20. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

21.       Entirety. This Pledge Agreement and the Purchase Notes represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Pledge Agreement, the other Purchase Notes or the transactions contemplated herein and therein.

22. Survival. All representations and warranties of the Pledgor hereunder shall survive the execution and delivery of this Pledge Agreement, the other Purchase Notes and the delivery of the Purchase Note.

[SIGNATURES TO APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each executed this Pledge Agreement both as of the day and year first above written.

COLLATERAL AGENT:

COWAN, DEBAETS, ABRAHAMS & SHEPPARD LLP

By:
Name: Aileen Atkins, Partner

PLEDGOR:

HIGHTIMES HOLDING CORP.

By:
Name: Adam Levin
Title: Chief Executive Officer

EXHIBIT E

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HIGHTIMES HOLDINGS CORP.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Hightimes Holdings Corp., (the “Corporation”) a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Hightimes Holdings Corp. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 2, 2016.

2. That the Board of Directors and the stockholders of the Corporation have duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

CERTIFICATE OF INCORPORATION

OF

HIGHTIMES HOLDINGS CORP.

(Pursuant to the General Corporation Law of the State of Delaware)

Hightimes Holdings Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

The Undersigned, as Chief Executive Officer of Hightimes Holdings Corp., DOES HEREBY CERTIFY as follows:

First: The name of this corporation is hereby changed from “Hightimes Holdings Corp.” to Hightimes Holding Corp, and is now known as Hightimes Holding Corp. (the “Corporation”).

Second: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Suite 403-B, Wilmington, DE 19805, County of New Castle. The registered agent at such address is Vcorp Services, LLC.

Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Fourth: The name and mailing address of the Corporation iis as follows:

Hightimes Holding Corp.

c/o CKR Law, LLP

12100 Wilshire Boulevard

Los Angeles, CA 90025

Fifth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty-five million (55,000,000) shares, which includes (i) 50,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). 40,000,000 share of the Common Stock shall be designated as Class A Common Stock (the “Class A Common Stock”) and 10,000,000 shares of the Common Stock shall be designated as Class B Common Stock (the “Class B Common Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

Except for the right to vote as set forth in Paragraph 3 of this Section A, the Class A Common Stock and the Class B Common Stock shall be identical in all respects.

1. Dividends. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be paid in cash or otherwise with respect to the Common Stock out of the assets of the Corporation legally available therefor, upon the terms, and subject to the limitations, as the Board of Directors of the Corporation (the “Board of Directors”) may determine. All shares of Common Stock of the Corporation shall be of equal rank and shall be identical.

2. Liquidation Rights. Subject to the express terms of any outstanding Preferred Stock, in the event of a Liquidation of the Corporation, the holders of Common Stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of Common Stock ratably in proportion to the total number of shares of Common Stock then issued and outstanding.

3. Voting Rights.

(a)       Subject to approval by holders of shares of any class or series of Preferred Stock to the extent such approval is required by its terms and the terms of the Corporation’s Bylaws, as amended from time-to-time, the holders of Class A Common Stock shall be entitled to one vote per share in voting or consenting to the election of directors and for all other corporate purposes to the extent authorized by this Certificate of Incorporation or the General Corporation Law.

(b)       The Class B Common Stock shall be non-voting and the holders of Class B Common Stock shall not be entitled to vote on any matter requiring the affirmative vote or consent of stockholders of the Corporation, including, without limitation, the election of directors and for all other corporate purposes, whether contemplated by this Certificate of Incorporation or the General Corporation Law.

B. SERIAL PREFERRED STOCK.

1. Authorization. Subject to approval by holders of shares of any class or series of Preferred Stock to the extent such approval is required by its terms, the Board of Directors is hereby expressly authorized, subject to limitations prescribed by law, by resolution or resolutions and by filing a certificate pursuant to the applicable law of the State of Delaware, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

2. Authority. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The rate of dividend, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of stock or any other series of the Preferred Stock;

(c) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

(d) Whether the shares must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which they must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

(e) Whether the shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

(f) The amounts, if any, payable under the shares thereof in the event of the Liquidation of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions in the Common Stock under such circumstances;

(g) Sinking fund provisions, if any, for the redemption or purchase of the shares (the term “sinking fund” being understood to include any similar fund, however designated); and

(h) Any other relative rights, preferences, limitations and powers of that series.

SIXTH: At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock of the Corporation owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SEVENTH:

1. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the members of the Corporation’s Board of Directors, but such number shall in no case be less than one (1). The initial number of directors of the Corporation shall be five (5). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

2. Term of Office; Vacancies. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filled in the manner provided in the Corporation’s Bylaws, as amended from time to time.

3. Removal. Subject to the By-laws, any director may be removed upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of Common Stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders or by written consent as provided in the Corporation’s Bylaws, as amended from time to time.

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. The directors shall have the power, subject to the terms and conditions of the By-laws, to make, adopt, alter, amend, change, add to or repeal the By-laws.

3. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporate Law, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

NINTH:

1. Stockholder Meetings; Keeping of Books and Records. Meetings of stockholders may be held within or outside the State of Delaware as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporate Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

2. Special Stockholders Meetings. Subject to the Corporation’s Bylaws, as amended from time to time, special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the President or the Chairman of the Board, if one is elected, and shall be called by the Secretary at the direction of any two members of the Board of Directors, or at the request in writing of Stockholders owning a majority in amount of the Common Stock of the Corporation issued and outstanding and entitled to vote.

3. No Written Ballot. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

TENTH:

1. Limits on Director Liability. Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing contained in this Article TENTH shall eliminate or limit the liability of a director (i) for any breach of a director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the General Corporate Law, or (iv) for any transaction from which a director derived an improper personal benefit. If the General Corporate Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this Article TENTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporate Law, as so amended.

2. Indemnification.

(a)        Except as provided by the Corporation’s Bylaws, as amended from time to time, the Corporation shall indemnify to the fullest extent permitted from time to time by the General Corporate Law or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of his acting as a director or officer of the Corporation or any of its subsidiaries (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or any of its subsidiaries or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this paragraph 2 shall be deemed to be a contract between the Corporation and each person referred to herein.

(b)       If a claim under paragraph 2(a) is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporate Law and paragraph 2(a) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporate Law, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)       Indemnification shall include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article TENTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

3. Insurance. Except as otherwise provided by the Corporation’s Bylaws, as amended from time to time, the Corporation shall have the power (but not the obligation) to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this ARTICLE TENTH or the General Corporate Law.

4. Other Rights. The rights and authority conferred in this ARTICLE TENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, contract, vote of stockholders or disinterested directors or otherwise.

5. Additional Indemnification. The Corporation may, by action of its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the General Corporate Law.

6. Effect of Amendments. Neither the amendment, change, alteration nor repeal of this ARTICLE TENTH, nor the adoption of any provision of this Certificate of Incorporation or the By-laws of the Corporation, nor, to the fullest extent permitted by General Corporate Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE TENTH or the rights or any protection afforded under this ARTICLE TENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

ELEVENTH:

1. Corporate Opportunity. In recognition of the fact that the Corporation and its directors, officers, employees and stockholders, acting in their capacities as such, currently engage in, and may in the future engage in, the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with such persons, the provisions of this ARTICLE ELEVENTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve such directors, officers and employees, acting in their capacities as such. Accordingly, to the fullest extent permitted by applicable law, no director, officer, employee or stockholder of the Corporation, in such capacity, shall have any obligation to the Corporation to refrain from competing with the Corporation, making investments in competing businesses or otherwise engaging in any commercial activity that competes with the Corporation. To the fullest extent permitted by applicable law, the Corporation shall not have any right, interest or expectancy with respect to any such particular investments or activities undertaken by any of its directors, officers, employees or stockholders, such investments or activities shall not be deemed wrongful or improper, and no such director, officer, employees or stockholder shall be obligated to communicate, offer or present any potential transaction, matter or opportunity to the Corporation even if such potential transaction, matter or opportunity is of a character that, if presented to the Corporation, could be taken by the Corporation, so long as such transaction, matter or opportunity does not compete with such person’s fiduciary obligations to the Corporation (a “Restricted Opportunity”). In the event that any director, officer, employee or stockholder, acting in his or its capacity as such, acquires knowledge of a potential transaction, matter or opportunity which may be a corporate opportunity for the Corporation, but is not a Restricted Opportunity, such director, officer, employee or stockholder, acting in their capacity as such, shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that such director, officer, employee or stockholder, acting in his or its capacity as such, pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation, and the Corporation hereby renounces any interest or expectancy in such corporate opportunity. In furtherance of the foregoing, the Corporation renounces any interest or expectancy in, or in being offered the opportunity to participate in, any corporate opportunity covered by, but not allocated to it pursuant to, this ARTICLE ELEVENTH to the fullest extent permitted by Section 122(17) of the General Corporate Law (or any successor provision).

2. Confidential Information. The provisions of this ARTICLE ELEVENTH shall in no way limit or eliminate a director’s, officer’s or stockholder’s duties, responsibilities and obligations with respect to any proprietary information of the Corporation, including the duty to not disclose or use such proprietary information improperly or to obtain therefrom an improper personal benefit. Except as otherwise set forth in this ARTICLE ELEVENTH, this ARTICLE ELEVENTH shall not limit or eliminate the fiduciary duties of any director or officer or otherwise be deemed to exculpate any director or officer from any breach of his fiduciary duties to the Corporation. For the avoidance of doubt, nothing contained in this ARTICLE ELEVENTH amends or modifies, or will amend or modify, in any respect any written contractual arrangement between any stockholders of the Corporation or any of their respective Affiliates, on the one hand, and the Corporation and any of its Affiliates, on the other hand, or any applicable employment or non-competition agreement.

3. Amendment. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, this ARTICLE ELEVENTH may only be amended (including by merger, consolidation or otherwise by operation of law) by the affirmative vote of the holders of at least 80% of the stock of the corporation entitled to vote, and to the extent issued and outstanding, the holders of at least a majority of the issued and outstanding Series A Preferred Stock; provided, however, that in no event shall any amendment of this Certificate of Incorporation be made that adversely affects the rights of any stockholder, or class of stockholders, without such stockholder(s) approval. Neither the termination, alteration, amendment or repeal (including by merger, consolidation or otherwise by operation of law) of this ARTICLE ELEVENTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE ELEVENTH shall eliminate or reduce the effect of this ARTICLE ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE ELEVENTH, would accrue or arise, prior to such termination, alteration, amendment, repeal or adoption.

TWELFTH: The Corporation expressly elects to not be governed by Section 203 (or any successor provision) of the General Corporate Law.

********************************

I, THE UNDERSIGNED, as Chief Executive Officer of the Corporation, and duly authorized by the board of directors and stockholders of the Corporation, for the purpose of restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law, do hereby execute this Amended and Restated Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my signature as of this 14th day of December 2016.

Adam E. Levin,
Chief Executive Officer

EXHIBIT F-1

COPY OF SENIOR LENDER LOAN PROPOSAL

F-1-1

EXHIBIT F-2

FORM OF LINE OF CREDIT AGREEMENT

F-2-1

EXHIBIT G

FORM OF SUBORDINATION AGREEMENT

G-1

EXHIBIT H

FORM OF HOLDINGS OPTION PLAN

H-1

EXHIBIT I

FORM OF MERGER AGREEMENT

I-1

EXHIBIT J

FORM OF STOCKHOLDERS AGREEMENT

J-1

EXHIBIT K

INTERCREDITOR AND DEBT SUBORDINATION AGREEMENT

[Seller Debt]

THIS INTERCREDITOR AND DEBT SUBORDINATION AGREEMENT (this “Agreement”) is made as of February 28, 2017 by and among:

(A)  ExWorks Capital Fund I, L.P., a limited partnership organized under the laws of the State of Delaware (the “Senior Lender”);

(B)  Hightimes Holding Corp., a corporation organized under the laws of the State of Delaware (“Holdings” or the “Parent”);

(C)  Trans-High Corporation, a corporation organized under the laws of the State of New York (the “Company”);

(D)  each of the Subsidiaries of the Company who have executed this Agreement on the signature pages hereof (each a “Subsidiary” collectively, the “Subsidiaries” or together with Parent, each a “Borrower” or collectively, the “Borrowers”); and

(E)  the Persons whose names and signatures are listed on the signature pages of this Agreement under the heading “Seller Creditor” and their successors and assigns (each a “Seller Creditor” and collectively, the “Seller Creditors”).

RECITALS

The following are the basis for and are a part of this Agreement.

A.  On or about the date hereof, the Senior Lender has provided Borrowers a senior secured $7,500,000 line of credit secured by a first priority Lien (the “Senior Lien”) on all Senior Collateral, pursuant to a Loan and Security Agreement (the “Senior Loan Agreement”) and other agreements, promissory notes, documents, exhibits and schedules related to the Senior Loan Agreement, together with all amendments, restatements, supplements, modifications, forbearance agreements, consolidations, extensions or renewals thereof as extended, supplemented or reconstituted from time to time (collectively, with the Senior Loan Agreement, the “Senior Debt Documents”).

B.  Holdings and certain of its affiliates (collectively, the “Affiliate Lenders”) have agreed to make discretionary loans and advances to the other Borrowers (the Company and its subsidiaries) in the amount of up to $10,000,000 (the “Affiliate Debt”), pursuant to that certain secured line of credit agreement among the Affiliate Lenders and the other Borrowers (the “Affiliate Financing Agreement”), and the ancillary exhibits and schedules thereto, together with all amendments, restatements, supplements, modifications, forbearance agreements, consolidations, extensions or renewals thereof as extended, supplemented or reconstituted from time to time, and together with any note or notes given in substitution or replacement thereof (collectively, the “Affiliate Debt Documents”). The obligations of the other Borrowers to repay the Affiliate Debt and all other “Obligations” (as defined in the Affiliate Financing Agreement), covenants and agreements of the other Borrowers under the Affiliate Documents are secured by, among other things, a second priority Lien on the Senior Collateral.

C.  On ________ 2017, the Parent acquired from the Seller Creditors 100% of the capital stock of the Company pursuant to a stock purchase agreement dated as of December 27, 2016, as amended and restated as of February 14, 2017 (the “Stock Purchase Agreement”), and in connection therewith, issued to the Seller Creditors a series of 8% installment convertible notes in $30,000,000 aggregate principal amount due ________ 2020 (the “Seller Notes”). The Seller Notes are secured by a pledge of the Seller Collateral in favor of the Seller Creditors, pursuant to a pledge agreement, dated of even date herewith, between Parent and the Seller Creditors (the “Pledge Agreement”).

D.  As a condition to funding the Senior Loan, the Senior Lender requires that (i) payment of the Seller Debt be subordinated at all times to the Senior Debt, and (ii) Seller Creditors agree to certain limitations on the enforcement of the Seller Debt Documents and the Seller Debt, all accordance with the terms of this Agreement.

AGREEMENT

In consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller Creditors does hereby agree, represent, warrant, and covenant as follows:

1.  Definitions. Unless otherwise defined in this Agreement, all capitalized terms when used herein have the same meanings given in the Senior Loan Agreement.

(a)  “Affiliate Debt Documents” has the meaning given in the Recitals to this Agreement.

(b)  “Insolvency Proceeding” means any insolvency, bankruptcy, reorganization, receivership, interim receivership, assignment for the benefit of creditors, debt restructuring, composition or similar proceeding or process arising under any laws or regulations.

(c)  “Intercreditor Agreement” means the Intercreditor Agreement between the Affiliate Lenders and the Senior Lender, dated on or about the date of this Agreement, as amended or modified from time-to-time.

(d)  “Lien” means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing (including any conditional sale or other title retention agreement and any capital lease).

(e)  “Paid in Full” or “Payment in Full” means as applicable:

(i)  Payment in Full in cash of the principal and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not the interest would be allowed in the Insolvency Proceeding) of all Senior Debt;

(ii)  Payment in Full in cash of all other obligations that are due and payable or otherwise accrued and owing to Senior Lender under the Senior Debt Documents at or prior to the time such principal and interest are paid thereunder (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made as of that time);

(iii)  termination or expiration of any commitments to extend credit that would constitute Senior Debt; and

(iv)  termination or cash collateralization (in an amount and manner reasonably satisfactory to Senor Lender) of any known contingent obligations owing to Senior Lender under the Senior Debt Documents.

(f)  “Person” means and includes any individual, company, sole proprietorship, corporation, limited liability company, partnership or other entity or governmental instrumentality.

(g)  “Seller Collateral” means the Subject Shares given as Pledged Collateral (defined in the Pledge Agreement) and all proceeds thereof.

(h)   “Seller Debt” means the collective reference to all indebtedness, liabilities and obligations to the Seller Creditors or any other holders of the Seller Notes, which the Borrowers now or hereafter become liable to pay to the Seller Creditors, including obligations arising in connection with the Seller Debt Documents.

(i)  “Seller Debt Documents” means the collective reference to the Stock Purchase Agreement, the Seller Notes, the Pledge Agreement, and all other documents evidencing, guaranteeing, securing or entered into in connection with, the Seller Debt.

(j)  “Seller Event of Default” means the occurrence and continuation of a “Default” or “Event of Default” (as those terms are defined in the applicable Seller Debt Documents) in respect any of the Seller Debt or under any of the Seller Debt Documents.

(k)  “Seller Lien” means any Lien of the Seller Creditors on the Seller Collateral securing the Seller Debt.

(l)  “Senior Collateral” means the “Collateral” as defined in the Senior Loan Agreement and includes all of the assets and properties of the Borrowers, real, personal and mixed, wherever located that are now existing or hereafter acquired by any Borrower, and all proceeds thereof, and any other assets and property (real, personal, mixed or otherwise) given by any existing or future Borrower as security for the Senior Debt under the Senior Debt Documents.

(m)  “Senior Debt” means all “Obligations” as defined in the Senior Loan Agreement, including all interest (including without limitation interest accruing after the maturity of the Senior Debt and interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding relating to any Borrower, whether or not such post-filing or post-petition interest is allowed in such proceeding and whether the Senior Lender is over secured or under secured), fees, charges, expenses and costs for which Borrowers are now or hereafter become liable to pay to Senior Lender, whether before or after bankruptcy and all other Senior Debt Documents.

(n)  “Senior Debt Documents” has the meaning given in the Recitals to this Agreement.

(o)  “Senior Event of Default” means the occurrence and continuation of any Event of Default pursuant to the terms of the Senior Loan Agreement or other Senior Debt Documents.

(p)   “Senior Lien” means the Liens created in favor of the Senior Lender pursuant to the Senior Debt Documents on the Senior Collateral.

(q)  “Standstill Period” has the meaning set forth in Section 4(b) of this Agreement.

(t)  “Subordinated Creditors” means the Seller Creditors and the Affiliated Lenders.

2.  Subordinations and Related Provisions.

(a)  Each of the Seller Creditors hereby covenants and agrees that payment of the Seller Debt is, and will remain in all respects, subject and subordinated to Payment in Full of the Senior Debt and to any modifications, consolidations, extension or renewals thereof and to any increases in the Senior Debt or resulting from advances to protect or preserve any Senior Lien.

(b)  Each of the Affiliate Lenders hereby covenants and agrees that payment of the Affiliate Debt, and all of its terms and provisions are, and will remain in all respects, subject and subordinated to the Seller Debt and to any modifications, consolidations, extension or renewals thereof and to any increases in the Seller Debt or resulting from advances to protect or preserve any Seller Lien.

(c)  In the event of any Insolvency Proceeding or any marshalling of any Borrower’s assets and liabilities in connection with any distribution to creditors of the Borrowers, the Senior Lender will be entitled to Payment in Full of all Senior Debt before the Seller Creditors will be entitled to receive any payment or property with respect to any of the Seller Debt.

(d)  After Payment in Full of all Senior Debt, in the event of any Insolvency Proceedings or any marshalling of any Borrower’s assets and liabilities in connection with any distribution to creditors of the Borrowers, the holders of the Seller Debt will be entitled to Payment in Full of all Seller Debt before the Affiliate Lenders will be entitled to receive any payment or property with respect to any of the Affiliate Debt.

(e)  The Borrowers may not make any payment in respect of the Seller Debt if:

(i)  a “Default” or “Event of Default” (as those terms are defined in the Senior Debt Documents) in payment of the Senior Debt occurs and is continuing beyond any applicable cure or grace period under the Senior Debt Documents;

(ii)  the maturity of any Senior Debt is accelerated due to the occurrence of a Senior Event of Default in accordance with its terms; or

(iii)  any other Senior Event of Default occurs and is continuing beyond any applicable cure or grace period that permits Senior Lender to accelerate the maturity of the Senior Debt.

(f)  Neither Senior Lender nor Affiliate Lenders have, or may obtain in the future, any Liens on the Seller Collateral. Likewise, Seller Creditors do not have and in the future may not obtain any Liens on the Senior Collateral.

(g)  Seller Creditors will not object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Senior Lien or Affiliate Lien. Seller Creditors may not take, or cause to be taken, any action for the purpose of making any Seller Lien, pari passu with or senior to the Senior Lien.

(h)  Each Seller Creditor agrees that: (i) any distributions made or to be made to the Seller Creditors in any Insolvency Proceeding of any Borrower representing amounts due under the Seller Debt will be paid first to the Senior Lender, or, if the payments are nonetheless received by the Seller Creditors, the payments will be paid by each of the Seller Creditors promptly upon their receipt to the Senior Lender for application, at Senior Lender’s direction, to the payment of principal, interest or other amounts due under the Senior Debt at the time of the application, in any order and priority as Senior Lender elects, before any portion of those payments or distributions are applied to the Seller Debt; (ii) if any Borrower issues or has issued on its behalf any instrument or document evidencing or securing the Seller Debt, each instrument and document will bear a conspicuous legend that it is subordinated to the Senior Debt; (iii) the books of each Seller Creditor will be marked to evidence the subordination of the Seller Debt to the Senior Debt; and (iv) Senior Lender, during normal business hours and upon reasonable advanced written notice, is authorized to examine Seller Creditors’ books from time to time and to make any notations required by this Agreement.

(i)  Subject to the terms of the Senior Intercreditor Agreement that governs the rights of the Affiliate Lenders vis-à-vis the Senior Lender, upon Payment in Full of the Senior Debt: (i) any distributions made or to be made to the Affiliate Lenders in any Insolvency Proceeding of any Borrower representing amounts due under the Affiliate Debt will be paid first to the Seller Creditors or, if the payments are nonetheless received by the Affiliate Lenders, the payments will be paid by each of the Affiliate Lenders promptly upon receipt to the Seller Creditors for application, at Seller Creditors’ direction, to the payment of principal, interest and other amounts due under the Seller Debt at the time of the application, in such order and priority as Seller Creditors elect, before any portion of those payments or distributions are applied to the Affiliate Debt; (ii) if any Borrower issues or has issued any instrument or document evidencing or securing the Affiliate Debt, each instrument and document will bear a conspicuous legend that it is subordinated to the Seller Debt; (iii) the books of each Affiliate Lender will be marked to evidence the subordination of all of the Affiliate Debt to the Seller Debt; and (iv) Seller Creditors, during normal business hours and upon reasonable advanced written notice, are authorized to examine such books from time to time and to make any notations required by this Agreement.

(j)  Notwithstanding any other provision of this Agreement, each of the Seller Creditors hereby agrees that upon the occurrence of any Seller Event of Default, Seller Creditors will provide to Senior Lender and Affiliate Lenders written notice of the Seller Event of Default. Seller Creditors may not exercise any remedies, including acceleration, taking possession of any of the Seller Collateral or taking any other action against, or with respect to, the Seller Collateral or commence any legal proceedings of any kind (or join with others for that purpose) to enforce any of their rights, remedies, powers or privileges under the Seller Debt Documents or available at law until the expiration of nine (9) months following the date of the occurrence and during the continuation of any Seller Event of Default or Seller Event of Default and Senior Lender’s and Affiliate Lenders’ receipt of notice of the Seller Event of Default, unless the Senior Debt has been Paid in Full and confirmed by the Senior Lender in writing. The Senior Lender agrees that it will provide the Seller Creditors with written notice of any acceleration of the Senior Debt; provided, that the failure to provide such notice will not in any manner prejudice or adversely affect the rights of the Senior Lender under the Senior Debt Documents, including this Agreement.

(k)       Senior Lender will not, under any circumstances or in any event whatsoever, have any liability to the Seller Creditors hereunder for any error or omission or delay of any kind occurring in the liquidation of any of the Senior Collateral or any other asset of any Borrower, including the settlement, collection or payment of any of the Senior Collateral pledged, accounts or any instrument received in payment thereof, or any damage resulting therefrom, except to the extent any such error or omission or delay constitutes gross negligence or willful misconduct.

(l)  Notwithstanding any other provision of this Agreement, Borrowers will be permitted to pay, and the Seller Creditors entitled to receive, regularly scheduled payments of principal and interest, under the terms of the Seller Notes; provided, however, upon the occurrence and during the continuance of a Senior Event of Default, the Borrowers will not be permitted to make any payments and the Seller Creditors will not be permitted to receive, any payments without the Senior Lenders’ written consent.

(m)  Subject to the terms of the Senior Intercreditor Agreement that may further limit Affiliated Lenders’ rights to receive payments until the Senior Debt is Paid in Full, and notwithstanding any other provision of this Agreement, Borrowers will be permitted to pay, and the Affiliate Lenders entitled to receive, regularly scheduled payments of principal and interest, under the terms of the Affiliate Debt Documents; provided, however, upon the occurrence and during the continuance of a Seller Event of Default, the Borrowers will not be permitted to make any payments and the Affiliate Lenders will not be permitted to receive any payments without the Seller Creditors’ written consent, and if Affiliate Creditors receive any payments in violation of this Agreement, those payments will be held in trust for the Senior Lender and the Seller Creditors and promptly turned over to the Senior Lender until the Senior Debt is Paid in Full, and thereafter to the Seller Creditors.

3.  Warranties and Representations of Seller Creditors and Borrowers. Each of the Seller Creditors and each Borrower hereby represents and warrants that:

(a)   No Affiliate Lender may make any loan and advance under the Affiliate Debt Documents to the Company or any existing or future Subsidiary of the Company unless such loan or advance shall have been approved in advance in writing by the Senior Lenders or their representative.

(b)  as of the date hereof, the total aggregate outstanding amount of the Seller Debt is $30,000,000, owed to the Seller Creditors under the Seller Notes;

(c)   no part of the Seller Debt is evidenced by any instrument, security or other writing, a copy of which has not previously been or is not simultaneously herewith being delivered to Senior Lender;

(d)   each of the Seller Creditors is the lawful owner of the outstanding Seller Debt as of the date hereof and no part thereof is subject to any defense, offset or counterclaim;

(e)   none of the Seller Creditors has heretofore assigned or transferred any of the Seller Debt or any interest therein;

(f)   except as provided in the Seller Debt Documents, Seller Creditors have not heretofore subordinated the Seller Debt to any other indebtedness;

(g)   none of the Seller Creditors has relied and will not rely on any representation or information of any nature made by or received from Senior Lender relative to any Borrower in deciding to execute this Agreement or to permit it to continue in effect; and

(h)   a Seller Event of Default will be deemed a Senior Event of Default under the Senior Debt Documents.

4.  Negative Covenants. Except as otherwise provided for herein, until all of the Senior Debt has been Paid in Full:

(a)   Borrowers may not make, and Seller Creditors may not receive, directly or indirectly, any payment on account of the Seller Debt in violation of this Agreement and no Borrower may grant, and Seller Creditors may not obtain, any Lien on any Borrower’s assets (other than the Seller Lien) and in the event that Seller Creditors, despite the provisions of this Section, obtain any Lien, then without any further action the Lien will be deemed assigned to Senior Lender as collateral security for the Senior Debt;

(b)   until the earlier of (i) the date that the Senior Lender accelerates the Senior Debt owed under the Senior Debt Documents and commence to exercise its remedies thereunder, or (ii) the expiration of nine (9) months following the occurrence of any Senior Event of Default or Seller Event of Default (the “Standstill Period”), none of the Seller Creditors may accelerate or seek to accelerate the maturity of, or demand or accept from the Borrowers or any other Person, any payment of, or additional collateral for, the Seller Debt;

(c)   only upon the expiration of the Standstill Period, but at all times subject to the Senior Lender’s right to accelerate the Senior Debt and exercise its rights against the Senior Collateral in respect of the Senior Lien provided in the Senior Debt Documents:

(i)  none of the Seller Creditors may accelerate or seek to accelerate the maturity of, or demand or accept from the Borrowers or any other Person, any payment of, or collateral for, the Seller Debt or otherwise in violation of the terms of this Agreement; and

(ii)  Seller Creditors may not take any action towards collection of any portion of the Seller Debt or enforce any part of the Seller Debt in violation of the terms of this Agreement or take possession of any of the Senior Collateral or take any other action against, or with respect to, the Senior Collateral (including, without limitation, attachment, seizure, garnishment, levy or other action against the Senior Collateral) in violation of the terms of this Agreement;

(d)   Seller Creditors may not hereafter give any subordination with respect to the Seller Debt, or transfer or assign any of the Seller Debt to any parties other than the Senior Lender unless the transferee or assignee has entered into a written agreement acknowledging and agreeing to be bound by all of Seller Creditors’ obligations hereunder and a duplicate original of that agreement is delivered to Senior Lender;

(e)  Borrower’s may not hereafter issue an instrument, security or other writing evidencing any part of the Seller Debt and Seller Creditors will not receive any such writing, except upon the prior written approval of the Senior Lender or at the request of and in the manner requested by Senior Lender;

(f)  Seller Creditors may not enter into any agreement to amend or modify any of the Seller Debt Documents, without notice to, and the prior written consent of, Senior Lender, which consent may be withheld in Senior Lender’s sole discretion;

(g)  none of the Seller Creditors may contest, protest or object to any action taken by Senior Lender or make any assertion, claim, or argument in any action, suit or proceeding in any way challenging the priority, validity or effectiveness of the liens and security interests granted to Senior Lender unless and until the Senior Debt has been Paid in Full; and

(h)  none of the Seller Creditors may otherwise take any action prejudicial to or inconsistent with the provisions of this Agreement.

5.  Turnover of Prohibited Transfers. If any payment on account of or any Senior Collateral is improperly received by Seller Creditors in violation of the terms hereof, such payment or collateral must be delivered within three (3) business days by Seller Creditors to Senior Lender for application to the Senior Debt, in the form received, except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to Senior Lender. Senior Lender is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral will be held by Seller Creditors in trust for Senior Lender and may not be commingled with other funds or property of Seller Creditors.

6.  Authority to Act for Seller Creditors. Until Payment in Full of the Senior Debt, after the occurrence and during the continuation of any Senior Event of Default, Senior Lender will have the right to act as Seller Creditors’ attorney-in-fact for the purposes specified in this Section 6 and each Seller Creditor hereby irrevocably appoints Senior Lender their true and lawful attorney, with full power of substitution, in the name of Seller Creditors or in the name of Senior Lender, for the use and benefit of Senior Lender, without notice to Seller Creditors or any of their successors or assigns, to perform the following acts, at Senior Lender’s option, at any meeting of creditors of any Borrower or in connection with any Insolvency Proceeding, or other proceeding or action for the distribution, division or application, of the assets any Borrower or the proceeds thereof:

(a)  To seek to enforce claims or collect the Seller Debt, either in its own name or in the name of Seller Creditors, by proof of debt, proof of claim, suit or otherwise;

(b)  To collect any assets of any Borrower distributed, divided or applied by way of dividend or payment on account of the Seller Debt, or any securities issued on account of the Seller Debt and to apply the same, or the proceeds of any realization upon the same that Senior Lender in its discretion elects to effect, to the Senior Debt until all of the Senior Debt is Paid in Full rendering any surplus to Seller Creditors if and to the extent permitted by law;

(c)  To vote claims with respect to the Seller Debt to accept or reject in good faith any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(d)  To take generally any action in connection with any Insolvency Proceeding that Seller Creditors would be authorized to take but for this Agreement, except that the Senior Lender may not compromise, modify, release or waive the Seller Debt.

Absent acts or omissions constituting gross negligence or fraud, in no event will Senior Lender be liable to Seller Creditors for any failure to prove the Seller Debt, to exercise any right with respect thereto or to collect any sums payable thereon.

7.  Waivers. Seller Creditors hereby waive any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by Senior Lender. To the fullest extent permitted by law, Seller Creditors hereby further waive: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with instruments, documents and agreements evidencing, securing or relating in any way to all or any portion of the Senior Debt or the Seller Debt to which Seller Creditors may be a party; notice of the acceptance of this Agreement by Senior Lender; notice of any extensions granted or other action taken by Senior Lender in reliance hereon, including without limitation: (a) granting time or other indulgences to any Borrower, (b) renewing, extending, modifying or compromising any of the Senior Debt, (c) possessing, substituting, modifying, waiving or releasing any guaranty or collateral held as security for any of the Senior Debt, or (d) adding or releasing any Person primarily or secondarily liable thereon; and all other demands and notices of every kind in connection with this Agreement, the Senior Debt or Seller Debt, and no such action taken by Senior Lender will affect the subordination or other provisions herein in any manner. Notwithstanding the foregoing, Senior Lender will undertake in good faith provide Seller Creditors with notice of actions the Senior Lender takes regarding the foregoing; provided, that failure to provide that notice will not in any manner prejudice or otherwise adversely affect any of Senior Lenders’ rights under the Senior Debt Documents, including this Agreement, or any other agreement among any of the Parties hereto.

8.  Indulgences Not Waivers. Neither the failure nor any delay on the part of Senior Lender or Seller Creditors, as applicable, to exercise any right, remedy, power or privilege hereunder or under any instruments, documents or agreements evidencing or relating to the Senior Debt or the Seller Debt, as applicable, will operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor will any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No consent or waiver by a party hereunder will be effective unless it is in writing and signed by the party making the consent or waiver, and then only to the extent specifically stated in that writing.

9.  Duration and Termination. This Agreement constitutes a continuing agreement of subordination and will terminate only upon Payment in Full of the Senior Debt. Neither the dissolution nor the bankruptcy of any Seller Creditor will effect a termination hereof.

10.  Administration by Senior Lender. In the administration of the Senior Debt, either before or after a Senior Event of Default, Seller Creditors acknowledge and agree that Senior Lender may proceed in its sole discretion, including without limitation, (a) raising or lowering Senior Debt advances (b) declining to make further advances, (c) obtaining additional collateral for the Senior Debt, (d) extending additional financing accommodations to the Borrowers or increasing the dollar amounts of Borrowers’ credit limits, (e) extending credit terms and maturities, (f) compromising claims (so long as such claims do not impact Seller Creditors’ claims), and (g) exchanging and releasing any Senior Collateral or any obligors; all with no duty to Seller Creditors, and no such action will affect the subordination or other provisions herein in any manner.

11.  Intercreditor Agreement. The Intercreditor Agreement, and not this Agreement, is intended to govern and control the rights. Remedies and priorities as between the Senior Lender on the one hand, and the Affiliated Lenders on the other hand. To the extent this Agreement and the Intercreditor Agreement contain provisions dealing with the same matter or issue, the terms of the Intercreditor agreement will govern and control vis-à-vis the Senior Lender and the Affiliate Lenders.

12.  Waiver of Certain Rights. So long as the Senior Debt is outstanding, Seller Creditors hereby expressly waive any and all rights that they otherwise might have to (a) require Senior Lender to marshal any property or assets of the Borrowers or to resort to any of the Senior Collateral in any particular order or manner, whether provided for by common law or statute, (b) require Senior Lenders to enforce any guaranty or any Lien given by any other Person or entity other than the Borrowers to secure the payment of any or all of Senior Debt as a condition precedent or concurrent to taking any action against or with respect to the Senior Collateral, (c) commence any Insolvency Proceeding, (d) bring or participate in any action to contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Senior Debt, any of the Senior Debt Documents or any of the Senior Liens, and (e) challenge or cooperate with a challenge to the commercial reasonableness of Senior Lender’s liquidation or other disposition of any of the Senior Collateral.

13.  Notices. All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified mail, return receipt requested, postage prepaid, or when delivered by next day express delivery service, addressed as set forth on the signature pages to this Agreement. Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Paragraph 12 for the giving of notice.

14.  Senior Lender’s Duties Limited. The rights granted to Senior Lender in this Agreement are solely for its protection and nothing herein contained imposes on Senior Lender any duties with respect to any property heretofore or hereafter received by Senior Lender, any Borrower or Seller Creditors, except as otherwise provided herein. Senior Lender has no duty to preserve rights against prior parties on any instrument or chattel paper received from any Borrower as collateral security for the Senior Debt or any portion thereof.

15.  Certain Rules of Construction. For purposes of this Agreement:

(a)  Certain References. The words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Paragraphs and Exhibits, and similar references, are to Sections or Paragraphs of, this Agreement unless otherwise specified.

(b)  Other Rules. Unless the context otherwise requires: (i) the singular includes the plural, and vice versa; (ii) all pronouns and any variations thereof refer to the masculine, feminine or neuter, as the identity of the Person or Persons may require; (iii) all definitions and references to an agreement, instrument or document means such agreement, instrument or document together with all exhibits and schedules thereto and any and all amendments, restatements, supplements, replacements, or modifications thereto as the same may be in effect at the time such definition or reference is applicable for any purpose; (iv) all references to any party will include such party’s successors and permitted assigns; (v) “include”, “includes”, and “including” are to be treated as if followed by “without limitation” whether or not they are followed by these words or words with a similar meaning; (vi) text which is shown in bold or IN ALL CAPITAL LETTERS will be deemed conspicuous; (vii) the words “may not” or “must not” are prohibitive and not permissive; (viii) references to “Sections” are references to Sections of this Agreement; and (ix) the word “will” and “must” have the same meaning as “shall” and when used in connection with any act or action means that the act or action is mandatory and not permissive.

16.  Effect on Borrowers. This Agreement is being entered into solely for the benefit of Senior Lender, Affiliate Lenders and Seller Creditors and is not intended to give any rights, benefits or privileges to any Borrower.

17.  Authority. Each of the Parties hereto represents and warrants that it has the legal power and authority to enter into this Agreement and that the Person signing for such party is authorized and directed to do so.

18.  Entire Agreement, Amendment. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be amended orally or in any manner other than by an agreement in writing signed by Senior Lender and Seller Creditors.

19.  Additional Documentation. So long as the Senior Debt and Seller Debt are not Paid in Full each party agrees to execute, acknowledge and deliver to the other such further instruments and will take such further action as Senior Lenders or Seller Creditors, as applicable, may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, but not limited to subordinations, agreements or other instruments in recordable form (and in form reasonably satisfactory to the requesting party), as the requesting party reasonably requires for carrying out the purpose and intent of the covenants contained herein; provided, however, that no subordinations, agreements or other instruments will increase any party’s obligations or decrease Senior Lender’s or Seller Creditors’ rights under this Agreement or the Senior Debt or the Seller Debt.

20.  Prejudgment Remedy Waiver, Etc. EACH SUBORDINATED CREDITOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING AS ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH SENIOR LENDER MAY DESIRE TO USE, AND FURTHER WAIVES ALL RIGHTS TO REQUEST THAT SENIOR LENDER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT SUBORDINATED CREDITOR, ANY BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY WHICH SENIOR LENDER MAY DESIRE TO USE. EACH SUBORDINATED CREDITOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

21.  Jury Waiver. EACH SUBORDINATED CREDITOR, THE SENIOR LENDER, AND EACH BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE DEFENSE OR ENFORCEMENT OF ANY OF SENIOR LENDER’S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. SUBORDINATD CREDITORS, SENIOR LENDER, AND BORROWERS EACH ACKNOWLEDGE THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

22.  Expenses. Seller Creditors agree to pay Senior Lenders on demand all reasonable expenses of every kind, including attorneys’ fees that Senior Lenders may incur in enforcing any of its rights under this Agreement.

23.  Successors and Assigns. This Agreement will inure to the benefit of and be binding upon, Senior Lender, its successors and assigns, and Seller Creditors, Borrowers, Affiliate Lenders and their respective successors and assigns. Any assignee of the Seller Debt will be deemed by acceptance thereof to have assumed the obligations of Seller Creditors hereunder. Seller Creditors and Senior Lender hereby agree to have their assignees execute a formal assumption agreement upon the assignment but no failure of an assignee to execute an assumption agreement will affect the assignee’s assumption of the obligations of the Seller Creditors.

24.  Defects Waived. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing the Senior Debt.

25.  Governing Law. The validity, construction and enforcement of this Agreement shall be governed by the internal laws of the State of Illinois.

26.  Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof for any reason is held invalid or unenforceable, it is the intent of the parties that the invalidity or unenforceability will not affect the validity or enforceability of any other provision hereof, and that this Agreement will be construed as if such invalid or unenforceable provision had never been contained herein.

27.  Counterparts. This Agreement may be executed in separate counterparts and by each party on a separate counterpart, each of which, when executed and delivered, will be deemed to be an original. Such counterparts will together constitute one and the same instrument. Signatures on this Agreement may be delivered electronically and will be treated as originals.

[Remainder of Page Intentionally Left Blank, Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered as of the date first written above

SENIOR LENDER:

EXWORKS CAPITAL FUND 1, L.P.

By:	/s/ Andrew D. Hall
Name:	Andrew D. Hall
Title:	Chief Credit Officer

Address for Notice:

BORROWERS:

HIGHTIMES HOLDING CORP.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Chief Executive Officer

TRANS-HIGH CORPORATION
a New York corporation

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Its:	Authorized Signatory

HIGH TIMES PRODUCTIONS, INC.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Authorized Signatory

CANNABIS BUSINESS DIGITAL, LLC

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Authorized Signatory

HIGH TIMES, INC.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Authorized Signatory

NEW MORNING PRODUCTIONS, INC.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Authorized Signatory

HEMP TIMES, INC.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Authorized Signatory

PLANET HEMP, INC.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Authorized Signatory

THE HEMP COMPANY OF AMERICA, INC.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Authorized Signatory

Address for notice to Borrowers

c/o

SELLER CREDITORS:

/s/ Eleanora Kennedy
Eleanora Kennedy

/s/ Judith Baker
Judith Baker

/s/ Matthew Stang
Matthew Stang

/s/ Michael Safir
Michael Safir

/s/ Nicholas Zitelli
Nicholas Zitelli

Eggluftstein Trust

By:
Name:	Colleen Manley
Title:	Trustee

Approved Trust 1

By:	/s/ Colleen Manley
Name:	Colleen Manley
Title:	Co-Trustee

By:	/s/ Jessica Manley
Name:	Jessica Manley
Title:	Co-Trustee

Candlelight Trust

By:	/s/ Judith Baker
Name:	Judith Baker
Title:	Trustee

Address for notice to all Seller Creditors:

EXHIBIT L-1

FORM OF COMPANY STOCKHOLDERS REGISTRATION RIGHTS AGREEMENT

L-1-1

EXHIBIT L-2

FORM OF COMPANY SUBORDINATED LENDER REGISTRATION RIGHTS AGREEMENT

L-2-2